UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SHUFFLE MASTER, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: N/A
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	(4)	Date Filed: N/A

February 6, 2009

TO THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

You are cordially invited to our annual meeting of shareholders to be held on March 18, 2009, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time.

At the meeting, we will be electing all 7 members of our Board of Directors, as well as considering an amendment to the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) to increase the number of shares available for issuance, and the ratification of Deloitte & Touche LLP as our independent registered public accountant.

This year we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

On behalf of our Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

Very truly yours,

Phillip C. Peckman Chairman of the Board

I M P O R T A N T

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND ON THE PROXY CARD OR, IF YOU REQUESTED AND RECEIVED A PRINTED COPY OF THE PROXY STATEMENT, COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 6, 2009

To the Shareholders of Shuffle Master, Inc.:

The annual meeting of shareholders of Shuffle Master, Inc. (“Shuffle Master,” “we,” “us,” or the “Company”) will be held on March 18, 2009, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.
To elect Garry W. Saunders, Louis Castle, Phillip C. Peckman, John R. Bailey, William Warner, Khatchig Zaven “Chris” Philibbosian and Timothy J. Parrott to the board of directors (the “Board”) to hold office until the next annual meeting or until their successors are elected;

2.	To approve the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) to increase the number of shares available for issuance from 2,700,000 to 5,200,000;

3.	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountant for the fiscal year ending October 31, 2009; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board recommends you vote FOR the election of each of the nominees to the Board, FOR the approval of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) to increase the number of shares available for issuance, and FOR the ratification of the appointment of Deloitte as our independent registered public accountant.

The Board has fixed January 26, 2009 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before February 6, 2009, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the close of business on January 26, 2009. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to and at the URL address included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address, and a website where shareholders can request a paper or e-mail copy of the proxy statement, our annual report and a form of proxy relating to the annual meeting, information on how to access and vote the form of proxy as well as information on how to obtain directions to attend the meeting and vote in person. These proxy materials are available free of charge.

Shareholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, you must present proof of ownership at the meeting. Proof of ownership is a proxy from your broker, bank or other nominee.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. If you decide to attend the annual meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND

RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast by telephone or the Internet must be cast prior to 11:59 p.m., Eastern Daylight Time on March 17, 2009.

By Order of the Board of Directors,

Jerome R. Smith Executive Vice President, General Counsel and Corporate Secretary
February 6, 2009 Las Vegas, Nevada

SHUFFLE MASTER, INC.
PROXY STATEMENT
TABLE OF CONTENTS

Page
Proxy Statement	1
Questions and Answers about the Proxy Materials and the Annual Meeting	1
Election of Directors	6
Approval of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) Reflecting an Increase of the Number of Shares Available for Issuance	8
Ratification of Independent Registered Public Accountant	14
Security Ownership of Certain Beneficial Owners and Management	15
Executive Officers	17
Corporate Governance	18
Compensation Committee Report	23
Compensation Discussion and Analysis	24
Summary Compensation Table—Fiscal 2008 and 2007	31
Grants of Plan-Based Awards—Fiscal 2008	32
Outstanding Equity Awards at Fiscal 2008 Year-End	36
Stock Awards	37
Option Exercises and Stock Vested—Fiscal 2008	38
Potential Payments Upon Termination or Change In Control	39
The Shuffle Master, Inc. 2004 Equity Incentive Plan	42
Independent Director Compensation—Fiscal 2008	43
Equity Compensation Plan Information	44
Independent Registered Public Accountant	45
Report of the Audit Committee	46
Certain Relationships and Related Party Transactions	47
Section 16(a) Beneficial Ownership Reporting Compliance	48
Submission of Shareholder Proposals	48
Shareholder Communications	49
Incorporation by Reference	49
Other Business	49
Appendix A – The Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009)	A-1

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

We are providing these proxy materials in connection with the solicitation of proxies by the board of directors (the “Board”) of Shuffle Master, Inc. (the "Company") to be voted at our annual meeting, which will take place on Wednesday, March 18, 2009 at 10:00 a.m. Pacific Daylight Time at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 and at any adjournment or postponement thereof. As a shareholder, you are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. For your convenience, we are pleased to offer a live webcast of our annual meeting on the Investor Relations section of our website at www.shufflemaster.com.

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are now furnishing proxy materials, which include our proxy statement and annual report, to our shareholders over the Internet. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that our proxy statement and proxy card will be available to shareholders on or before February 6, 2009.

Q:  Who is soliciting my proxy?

A:  This solicitation of your proxy is on behalf of our Board.

Q:  What information is contained in this proxy statement?

A:  The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and our most highly paid executive officers in 2008, and certain other required information.

Q:  What proposals will be voted on at the annual meeting?

A:  The proposals scheduled to be voted on at the annual meeting are:

1.	The election of Garry W. Saunders, Louis Castle, Phillip C. Peckman, John R. Bailey, William Warner, Khatchig Zaven “Chris” Philibbosian and Timothy J. Parrott to the Board;

2.	Approval of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) to increase the number of shares available for issuance from 2,700,000 to 5,200,000;

3.	The ratification of the appointment of Deloitte as our independent registered public accountant for our fiscal year ending October 31, 2009; and

4.	Any other business that properly comes before the annual meeting.

Q:  How does the Board recommend that I vote my shares?

A:  Our Board recommends that you vote your shares (1) FOR each of the nominees to the Board listed in this proxy statement, (2) FOR the approval of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) to increase the number of shares available for issuance and (3) FOR the ratification of our independent registered public accountant for the 2009 fiscal year.

Q:  Who can vote shares that I hold jointly with my spouse or someone else?

A:  If shares are held jointly by two or more persons, we can accept a proxy from any of the owners. If we receive proxies from more than one owner and their votes conflict, then all such conflicting proxies will be invalid.

Q:  What shares can I vote?

A:  All shares owned by you as of the close of business on January 26, 2009, which we refer to as the Record Date, may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a broker, bank or other nominee. On the Record Date, we had approximately 53,645,515 shares of common stock issued and outstanding.

Q:  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:  Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record—granting a proxy

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares and these proxy materials are being sent directly to you by Shuffle Master. As the shareholder of record, you have the right to vote in person at the annual meeting or to grant a proxy.

Beneficial Owner—voting instructions

If your shares are held in a brokerage account or by a bank or other nominee, the broker, bank or nominee is considered, with respect to those shares, the shareholder of record. You are considered the beneficial owner of shares held in street name. If you are a beneficial owner but not the shareholder of record, you may not vote your shares in person at the annual meeting unless you obtain a proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner, these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or nominee. Your broker, bank or nominee must vote your shares as you direct. You are also invited to attend the annual meeting.

Q:  How can I vote my shares?

A:  Shareholders have a choice of voting over the Internet, by telephone or by using a traditional proxy card.

●
To vote by Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

●
To vote by telephone, registered shareholders should dial (800) 690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

●
If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you can request a full set of proxy materials at no charge through one of the following: (i) Internet - www.proxyvote.com; (ii) Telephone - (800) 579-1639; or (iii) E-mail - sendmaterial@proxyvote.com (your e-mail should contain the 12 digit control number in the subject line).

The deadline for voting by telephone or over the Internet is 11:59 p.m., Eastern Daylight Time, on March 17, 2009. If you are a shareholder of record and attend the meeting, you may deliver your completed proxy card in person. Beneficial owners who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted (1) FOR each of the nominees to the Board listed in this proxy statement, (2) FOR the approval of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) to increase the number of shares available for issuance, and (3) FOR the ratification of our independent registered public accountant for the 2009 fiscal year.

Q:  How can I vote my shares in person at the annual meeting?

A:  Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:  If I plan to attend the annual meeting, why should I submit a proxy or give instructions how to vote my shares?

A:  Even if you plan to attend the annual meeting, you should submit a proxy in advance or direct the bank, broker or nominee that holds your shares to submit a proxy. By doing this, your shares will still be voted if you don’t attend the meeting. If you submit a proxy and then attend the meeting, you can either allow your proxy to be voted as you instructed or you may revoke your proxy and vote your shares yourself if you are the shareholder of record. If you are the beneficial owner of shares held in street name, you may revoke your proxy at the annual meeting and vote your shares yourself only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:  Can I change my vote or revoke my proxy?

A:  You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting.

If you are the shareholder of record, you may change your vote or revoke your proxy by:

(1)	voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Time on the day before the annual meeting; or

(2)	delivering a signed revocation or a subsequently dated, signed proxy card to the corporate secretary of the Company at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 before the annual meeting; or

(3)	attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee following the instruction they provided. If your shares are held in street name, and you decide to change your vote, you must allow time for your broker, bank or nominee to receive your instructions and submit revised instructions to us. If you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, you may attend the meeting and vote in person.

Q:  What are broker “non-votes”?

Broker “non-votes” occur when a broker holding shares for a beneficial owner returns a proxy card but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner at least 10 days before the date of the meeting. The proposals to elect directors and to ratify the appointment of independent registered public accountant are considered routine matters, which means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) is a non-routine matter, which means brokerage firms that have not received voting instructions from their clients on this proposal may not vote on it.

Q:  How many shares must be present to hold the annual meeting?

A:  The quorum requirement (the minimum number of shares that must be present) for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to vote. In order to count toward the quorum requirement, the shares may be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum at the meeting.

Q:  How may I vote on each matter before the annual meeting, and how many votes are required to approve the proposals?

A:  In the election of directors, you may vote FOR all or some of the nominees or your vote may be WITHHELD with respect to one or more of the nominees.  Directors are elected by a plurality of the votes cast by holders of shares present and entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. Directors receiving a greater number of votes WITHHELD from his or her election than votes FOR such election are required to submit their resignation as director, which resignation may or may not be accepted, as described later in this proxy statement.

For other proposals, you may vote FOR, AGAINST or ABSTAIN. The affirmative vote of a majority of those shares present and entitled to vote is required to approve the other proposals.  If you elect to ABSTAIN, the abstention has the same effect as a vote AGAINST. Broker “non-votes” will be treated as though they are not entitled to vote and will not affect the outcome of the proposal.

Q:  Who will bear the cost of soliciting votes for the annual meeting?

A:  Shuffle Master is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q:  Where can I find the voting results of the annual meeting?

A:  We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter ending April 30, 2009.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s amended and restated bylaws provide for the Company to have no fewer than three directors serving on the Board. The number of seats on the Board is set from time to time by the Board. The Board has fixed the number of directors to be elected at the annual meeting at seven.

Our directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified. Nominations may be made by the Board or by a committee appointed by the Board.  Nominations may also be made by shareholders who satisfy the requirements set forth in our amended and restated bylaws.  Each nominee presented below has been recommended by the nominating subcommittee (consisting only of “Independent Directors”) of the governance committee, which nominations have been ratified by our Board, and the individuals have consented to serve if elected. All individuals nominated have also been vetted to confirm that they can meet the strict gaming regulation requirements in order to receive a gaming license.  If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominated by the nominating subcommittee of the governance committee.

The Nominees

The names of the nominees presented for election as directors at the annual meeting are listed below, along with information regarding when they joined the Board, their present principal occupation and their recent business experience, and their directorships on other public company boards of directors.   Mark L. Yoseloff, our Chief Executive Officer and a member of the Board, has elected not to seek re-election as a member of the Board.

We recommend a vote FOR electing the nominees for directors as set forth below.

Name of Director	Age	Company Position(s)	Director Since
Garry W. Saunders	57	Director	2002
Louis Castle	44	Director	2005
Phillip C. Peckman	60	Chairman of the Board	2007
John R. Bailey	48	Director	2008
William Warner	44	Director	2008
Khatchig Zaven “Chris” Philibbosian	42	Director	2009
Timothy J. Parrott	61	Director	2009

Garry W. Saunders.  Mr. Saunders has been a member of our Board since October 2002. Mr. Saunders has been the Executive Vice President and Chief Operating Officer of Melco Crown Entertainment LTD, a publicly traded developer and owner of gaming and entertainment resort facilities, since December 2006. From May 2004 to October 2005, Mr. Saunders served as Vice President of International Operations for Las Vegas Sands, Inc. Mr. Saunders has been Managing Director of Nevluck, LLC, a development company based in Las Vegas, since 2002. Mr. Saunders served Playboy Enterprises, Inc. as President of its gaming division from 1997 to 2001, and ITT Corporation as Executive Vice President for the gaming activities of its Sheraton and Caesars World Divisions from 1994 to 1997.  Previously, Mr. Saunders served as the Executive Vice President at the Sands Atlantic City, and a Manager in the Management Advisory Services group in the New York and Morristown offices of Price Waterhouse & Co.

Louis Castle.  Mr. Castle has been a member of our Board since March 2005 and currently serves as the Chairman of the compensation committee. Mr. Castle has been Vice President of Creative Development at the Los Angeles studio of Electronic Arts, Inc., a publicly traded interactive entertainment software company, since 2003. Prior thereto, Mr. Castle co-founded and for 18 years held the position of Vice President at Westwood Studios, an entertainment software company that was subsequently acquired by Electronic Arts, Inc. While at Westwood Studios, Mr. Castle served in various capacities including Vice President—Creative Development, General Manager, Chief Operating Officer and Finance Officer.

Phillip C. Peckman.  Mr. Peckman has been a member of our Board since June 2007 and became our Chairman of the Board in November 2008.   Mr. Peckman also serves as the Chairman of the audit committee. Mr. Peckman is an attorney and certified public accountant. Mr. Peckman is the Chief Executive Officer of The Peckman Company, a Las Vegas-based consulting and investment company.  Mr. Peckman joined the Las Vegas-based Greenspun family in 1990 as the Chief Operating Officer of The Greenspun Corporation, a privately owned company with business interests in the areas of real estate, media, communications, travel and tourism, gaming and technology.  In 2004, he was promoted to Chief Executive Officer of The Greenspun Corporation and retired in 2006.  Prior to 1990, Mr. Peckman was the  Managing Partner of the Las Vegas office of McGladrey and Pullen, a national accounting firm.

John R. Bailey.  Mr. Bailey has been a member of our Board since January 2008 and currently serves as the Chairman of the governance committee.  Mr. Bailey is the Founder and Managing Partner of Bailey Kennedy, LLP, a law firm based in Nevada, since 2001. From 1991 until 2001, Mr. Bailey was a Partner of Lionel Sawyer & Collins, a law firm based in Nevada. Since 2001, Mr. Bailey has been the Chairman and a Commissioner on the Nevada State Athletic Commission. Since 1993, he has been the Vice-Chairman and a member of the Moral Character and Fitness Committee of the Nevada State Bar. Mr. Bailey is currently a director of the Public Education Foundation, the Nevada Community Foundation, the College of Southern Nevada Foundation, and the Council for a Better Nevada.

William Warner.  Mr. Warner has been a member of our Board since October 2008.  Mr. Warner is the Managing Member of Warner Gaming, LLC, a gaming consulting and management company.  Mr. Warner was with Station Casinos for 14 years, most recently as Executive Vice President and Chief Operating Officer. Mr. Warner was responsible for operations at all Station properties, as well as overseeing all design and construction aspects.  Mr. Warner joined Station Casinos as Finance Director in August 1993 and was promoted to Vice President of Finance in 1996. He became Station Casinos’ Chief Development Officer in 2002 when he also gained the title of Executive Vice President, focusing primarily on acquisitions, dispositions and Native American gaming. Prior to his term at Station Casinos, Mr. Warner was with Arthur Andersen, LLP from 1986 to 1991, most recently serving as an Audit Manager, followed by two years as Controller for Kentco Capital Corporation, a venture capital company.

Chris Philibbosian.  Mr. Philibbosian has been a member of our Board since January 2009.  Mr. Philibbosian is the President of SAAK Management, an advisory firm focused on assisting stockholders and CEOs of privately held firms in managing and growing their businesses.  Mr. Philibbosian joined the Las Vegas-based Greenspun family in 1997 and held numerous positions with The Greenspun Corporation, a privately owned company with business interests in the areas of real estate, media, communications, travel and tourism, gaming and technology.  In 2004, he was promoted to Chief Operating Officer and then from 2005 to 2008 he served as the President and Chief Operating Officer of The Greenspun Corporation.  Prior to joining The Greenspun Corporation, Mr. Philibbosian held a variety of real estate investment and management consulting positions in Southern California, including with Westfield Corporation and Ernst & Young/Kenneth Leventhal & Co.  Mr. Philibbosian also serves as an independent director of Freedom Communications, Inc.

Timothy J. Parrott.  Effective February 2, 2009, Mr. Parrott was named as our Chief Executive Officer-Elect.  He will become our Chief Executive Officer on or before March 15, 2009.  From 2006 to 2008, Mr. Parrott served as the President and Chief Executive Officer, Americas of Aristocrat Technologies, Inc.  From 1988 to 1998, Mr. Parrott served as Chairman and Chief Executive Officer of Boomtown, Inc.  In 1998, Boomtown merged with Pinnacle Entertainment, owner and operator of casinos in Nevada, Louisiana, Indiana, Argentina, and the Bahamas, and Mr. Parrott served as a consultant to Pinnacle

Entertainment until 2001.  From 1995 to 2000, he served on the Board of Directors for Chronicle Publishing Company in San Francisco.  From 2001 to 2006, Mr. Parrott served as the Chairman of the Board and Chief Executive Officer of On Stage Entertainment, a Las Vegas based production company.  Mr. Parrott was a founding board member of the American Gaming Association (AGA), which was created to represent the casino gaming industry on federal legislative and regulatory issues.

PROPOSAL NO. 2

 APPROVAL OF THE SHUFFLE MASTER, INC. 2004 EQUITY INCENTIVE PLAN (AS AMENDED AND RESTATED ON JANUARY 28, 2009) REFLECTING AN INCREASE OF THE NUMBER OF
SHARES AVAILABLE FOR ISSUANCE

In February 2004, our Board adopted the Shuffle Master, Inc. 2004 Equity Incentive Plan (the "2004 Plan").  The 2004 Plan was approved by the Company’s shareholders at the 2004 annual meeting of shareholders held on March 17, 2004.

Amendment to the 2004 Plan

 Effective as of January 28, 2009, the Board approved the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009) (the “Amended and Restated Plan”), subject to the approval of the Amended and Restated Plan by the Company’s shareholders.  The Amended and Restated Plan increases the number of available shares of common stock from 2,700,000 to 5,200,000, in addition to other related technical changes.    The Board has recommended that this Amended and Restated Plan be approved by the Company’s shareholders at the annual meeting.  No amendment is being proposed to the Shuffle Master, Inc. 2004 Equity Incentive Plan for Non-Employee Directors (as amended and restated on December 31, 2008).

Required Vote and Board's Recommendation

The Amended and Restated Plan requires the affirmative vote of a majority of the shares present and entitled to vote.   As of December 31, 2008, there are 60,996 shares remaining under the 2004 Plan in light of the Company’s annual employee grants.  Our Board unanimously recommends a vote FOR the Amended and Restated Plan.

The following table shows the number of shares for which grants may be made under the 2004 Plan and the Amended and Restated Plan as to which shareholder approval is sought, assuming that the Amended and Restated Plan is approved by our shareholders:

	Shares Currently Authorized(1)	Shares Available for Grant as of December 31, 2008	Additional Shares Requested Pursuant to the Amended and Restated Plan
2004 Plan	2,700,000	60,996	2,500,000

(1)	The number of shares has been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

If the shareholders approve the Amended and Restated Plan, no more than 2,590,000 of the new total of 5,200,000 shares under the Amended and Restated Plan may be granted as restricted stock.  As of December 31, 2008, there have been 625,536 awards of restricted stock granted.

Our Board has adopted the Amended and Restated Plan because our Board believes that equity incentive plans are needed in order to: (i) attract and retain qualified officers, employees and contractors in the face of an increasingly competitive hiring environment; (ii) encourage the acquisition by employees of a proprietary interest in us; (iii) fashion attractive incentive awards based upon our performance and the price of our common stock; and (iv) better align the interests of our officers, employees and contractors with the interests of our shareholders.

We believe that our growth and long-term success depend, in large part, upon attracting, retaining and motivating key personnel and that such retention and motivation can be achieved in part through the grant of stock-based awards. We also believe that stock-based awards will play an important role in our success by encouraging and enabling the officers, employees and contractors—upon whose judgment, initiative and efforts we depend—to acquire a proprietary interest in our long-term performance. We anticipate that providing these persons with an ownership stake in us will ensure a closer identification of their interests with ours and those of our shareholders, thereby stimulating the efforts of these persons to promote our future success and strengthening their desire to remain with us. We believe that the adoption of the Amended and Restated Plan will help us accomplish these goals and will keep our equity incentive compensation in line with that of other companies comparable to us.  If we are not able to offer equity to employees and candidates for employment, we believe we will lose key employees and fail to attract certain top level employees.

The following is a summary of the principal features of the Amended and Restated Plan. Any shareholder who wishes to obtain a copy of the actual Amended and Restated Plan may do so upon written request to our corporate secretary at our offices at Shuffle Master, Inc., 1106 Palms Airport Drive, Las Vegas, NV 89119 or by contacting us at (702) 897-7150. The Amended and Restated 2004 Plan is included as an Appendix to our Definitive Proxy Statement on file with the SEC (www.sec.gov) and, if approved by our shareholders, will be included as an exhibit to our next Form 10-Q filed with the SEC.

Types of Awards

The Amended and Restated Plan provides for the grant of stock options, stock appreciation rights, restricted stock and restricted stock units, individually or in any combination (collectively referred to as "awards"). Stock options granted under the Amended and Restated Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code or non-qualified stock options. Each type of award is discussed below.

Stock Options.  Stock options may be exercised to purchase stock at any time until a specified future date for a price set at the date of grant. To the extent that the value of the stock has not increased during that time, the options will have no value. Option grants may be either incentive stock options or non-qualified options and may include such terms and impose such conditions as the committee deems appropriate at the time of grant. Non-qualified options differ from incentive stock options because they do not meet the requirements of Section 422 of the Internal Revenue Code and, as a result, are subject to different rules as to taxation. The plans do not permit options to be granted with exercise prices that are less than the market price of our stock on the date of grant, or that have exercise periods longer than ten years.

Stock Appreciation Rights.  Stock appreciation rights allow participants to realize the difference between the market price of our stock at the time the rights are granted and the market price of our stock when the rights are exercised. To the extent that the value of our stock has not increased during that time, the rights will have no value. Holders of stock appreciation rights are not entitled to receive any dividends or exercise any voting rights. Stock appreciation rights entitle the recipient to receive payment in cash or shares of our common stock, as determined by the committee. The committee may set such terms and impose such conditions in connection with the exercise of stock appreciation rights as it deems appropriate. The share values used to measure stock appreciation rights may not be less than the fair market value of our stock on the date of grant nor higher than the fair market value on the date of exercise and the exercise periods may not be longer than ten years.

Restricted Stock.  Shares of restricted stock granted under the Amended and Restated Plan will be subject to restrictions on transferability and to any other restrictions that the committee may impose, until the date or dates on which the restrictions expire. Shares of restricted stock can be granted with no payment to us by the recipient or we may require payment of a purchase price equal to any portion of the stock's fair market value. Shares of restricted stock are granted subject to a risk of forfeiture and will be forfeited by the recipient if the conditions imposed by the committee at the time of grant are not met. All grants will provide that the shares of restricted stock will vest on a specified future date or dates, subject to loss only if the recipient's status as an officer, employee or contractor ends prior to such date. Grants may also provide that the awards will vest earlier upon satisfaction of one or more stated conditions. Some examples of such conditions might include the achievement of performance or specified objectives (such as before- or after-tax net income, book value per share, stock price, return on shareholders' equity, relative performance versus peers, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, profit margins, budget comparisons, total return to shareholders, revenue, or any level of increase or decrease of one or more of the foregoing over a specified period). The performance factors may relate to our performance as a whole, or the performance of a business unit, product line, territory, or any combination thereof, and may include other objective measures that the committee determines will contribute significantly to the creation of shareholder value. If restricted stock is forfeited, the participant is entitled to no payment (other than a return of the purchase price paid to us, if any). During the period of restriction, the participant will be entitled to receive dividends on the restricted stock and will be entitled to exercise full voting rights with respect to the restricted stock. Once the restrictions expire, the shares are identical to other shares of our common stock.

Restricted Stock Units.  Restricted stock units granted under the Amended and Restated Plan will be subject to restrictions on transferability and to any other restrictions that the committee may impose, until the date or dates on which the restrictions expire. At the time of grant, the committee shall specify the maturity date applicable to each grant of restricted stock units which shall be no earlier than the vesting date or dates of the award and may be determined at the election of the participant.  Restricted stock units can be granted with no payment to us by the recipient or we may require payment of a purchase price equal to any portion of our stock's fair market value. Restricted stock units are granted subject to a risk of forfeiture and will be forfeited by the recipient if the conditions imposed by the committee at the time of grant are not met. All grants will provide that the restricted stock units will vest on a specified future date or dates, subject to loss only if the recipient's status as an officer, employee or contractor ends prior to such date. Grants may also provide that the awards will vest earlier upon satisfaction of one or more stated conditions. Some examples of such conditions might include the achievement of performance or specified objectives (such as before- or after-tax net income, book value per share, stock price, return on shareholders' equity, relative performance versus peers, expense management, return on investment, improvements in capital structure, profitability of an identifiable business unit or product, profit margins, budget comparisons, total return to shareholders, revenue, or any level of increase or decrease of one or more of the foregoing over a specified period). The performance factors may relate to our performance as a whole, or the performance of a business unit, product line, territory, or any combination thereof, and may include other objective measures that the committee determines will contribute significantly to the creation of shareholder value. If restricted stock units are forfeited, the participant is entitled to no payment (other than a return of the purchase price paid to us, if any). During the period of restriction, the participant will be entitled to receive the equivalent value of any dividends or other distributions payable with respect to the number of shares subject to the restricted stock unit award.  If such dividend or other distribution equivalents are made in shares, the award shall be adjusted to reflect such dividends or other distributions by increasing the number of shares subject to the restricted stock unit award with the additional restricted stock units being subject to the same terms and conditions of the original grant.  The participant will not be entitled to exercise voting rights with respect to the restricted stock units.  On the maturity date, the Company shall transfer to the participant one unrestricted, fully transferable share of stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited.

General Terms

Eligibility.  Officers, other employees and contractors of the Company are generally eligible to receive all types of awards under the Amended and Restated Plan, although only employees of the Company may receive grants of incentive stock options. Currently, approximately 620 persons will be eligible to participate in the Amended and Restated Plan.

Maximum Awards.  Under the Amended and Restated Plan, the maximum number of awards that may be granted is 5,200,000, of which no more than 2,590,000 may be granted as restricted stock. No person may be granted any combination of awards under the Amended and Restated Plan with respect to more than 562,500 shares of common stock in any fiscal year.

Award Pricing.  The committee will determine the exercise price of stock option and stock appreciation right awards and the purchase price of restricted stock and restricted stock units, if any, subject to the following limitations, and will also determine the other terms of each award:

●
The exercise prices of incentive stock options and non-qualified stock options may not be less than the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to a person owning more than 10% of the voting power of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant.

●	The exercise price of stock appreciation rights may, similarly, not be less than 100% of the fair market value of our common stock on the date of grant.

●	The purchase price charged a participant for the grant of restricted stock or restricted stock units may, as determined by the committee, range from zero to the share's fair market value.

Adjustments.  To prevent dilution or enlargement of participant interests in the event of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, reverse stock split, share combination, or other change in our corporate structure affecting the stock, the Amended and Restated Plan provides for a corresponding adjustment to: (i) the number of shares subject to the then-outstanding awards, (ii) the price per share of the then-outstanding awards, (iii) the maximum number of shares remaining available for grant and (iv) the maximum number of shares with respect to which any participant is permitted to receive awards in any fiscal year.

For purposes of calculating the aggregate number of shares issued under the Amended and Restated Plan, we will count the number of shares of restricted stock issued, the number of shares issued upon the maturity date of restricted stock units, the number of shares issued upon the exercise of an option and the number of shares corresponding to payments in settlement of stock appreciation rights, but will not count those shares that are subject to awards returned to us upon expiration, termination, repurchase or cancellation. Shares surrendered to us in payment of an exercise price or for withholding taxes will be deemed to have been issued.

Amendment and Termination.  We may terminate the Amended and Restated Plan at any time. The Amended and Restated Plan provides that no awards may be granted ten years after the plan's effective date. We may also amend or modify the Amended and Restated Plan from time to time, subject to provisions of existing award agreements. Certain amendments and modifications, as required by the Internal Revenue Code, by the Securities Exchange Act or by other regulatory bodies, are subject to shareholder approval. In particular, awards previously granted may not be re-priced by lowering their exercise price and may not be replaced with a re-grant of the same award at a lower exercise price without approval of our shareholders.

Vesting and Exercisability.  The committee will determine the date or dates on which awards will vest and/or become exercisable. Although the Amended and Restated Plan contains default provisions regarding vesting, the committee is free to vary from these provisions as to every award.

Plan Provisions Regarding Changes in Control.  The Amended and Restated Plan provides that if we experience a change in control (as defined in the plan), the vesting and exercisability of all outstanding awards will automatically accelerate.

Expiration.  Stock options and stock appreciation rights will have a maximum term of ten years (five years for any incentive stock option granted to a person owning more than 10% of the voting power of our common stock) or any shorter term adopted by the committee at the time of grant, but will be subject to earlier termination upon the participant's termination of employment or status as a contractor. Both vested and unvested stock options and stock appreciation rights will terminate immediately upon termination of the participant's employment or status as a contractor for cause.  Vested non-qualified stock options and stock appreciation rights will terminate no later than twelve months after termination of the participant's employment or status as a contractor for any other reason. Vested incentive stock options will terminate no later than three months after the participant's employment terminates for any reason other than cause, and no later than twelve months in the event of the participant's death or disability. Any restricted stock or restricted stock units not vested at the time a participant's employment or status as a contractor terminates will be forfeited immediately upon termination.

Form of Payment.  Stock options may be exercised by payment of cash, under certain conditions by the surrender of shares of our common stock and in any other manner permitted by the committee. Payments in settlement of the exercise of stock appreciation rights may be in cash or shares of our common stock, as determined by the committee. Payments required with respect to restricted stock or restricted stock units may be made in any manner permitted by the committee.

Award Documentation.  Each award will be evidenced by an agreement executed by us and by the participant setting forth terms and conditions applicable to the award.

Rights With Respect to Common Stock.  Holders of incentive stock options, non-qualified stock options or stock appreciation rights will not have any right, title or interest in or to any shares of our common stock unless the award is of a stock option and the option has been exercised pursuant to its terms. Upon exercise of a stock option, the shares issued to the recipient will be the same as and have the same rights as other shares of our common stock. Upon exercise of a stock appreciation right, the holder will be entitled to a payment to be made by us and, unless paid in stock, the holder will not have any rights as a shareholder. A holder of shares of restricted stock will, from the time of the award, have all rights of a shareholder, including the right to receive dividends, to vote and to receive any distributions upon liquidation, provided that such rights will be lost and such shares forfeited if the contingency upon which vesting of such restricted stock is contingent is no longer satisfied. Pending vesting, holders of shares of restricted stock will have no rights to transfer any right, title or interest in such shares. A holder of restricted stock units will, from the time of the award, have certain rights of a shareholder, including the right to receive dividends and to receive any distributions upon liquidation, provided that such rights will be lost and such shares forfeited if the contingency to which such restricted stock unit is subject is no longer satisfied, but will not have the right to vote.  Pending vesting, holders of restricted stock units will have no rights to transfer any right, title or interest in such shares.

Transferability.  Incentive stock options will not be assignable or transferable other than by will or the laws of inheritance following the participant's death. Non-qualified stock options will generally be transferable during the holder's lifetime to one or more members of the holder's family, to a trust established for the benefit of one or more such family members, to the holder's former spouse pursuant to a domestic relations order in settlement of marital property rights, by will or the laws of inheritance following the participant’s death, or as otherwise permitted by the rules and regulations of the SEC.

Administration.  The Board or a committee to which it delegates its authority will act as the administrator of the plan. Among other things, the committee will have the power to:

●	select the persons to whom, and the times at which, awards will be granted, the nature of each award and the terms and conditions of each award;

●	interpret the plan and the rights of participants as to awards granted under the plan; and

●
accelerate the vesting or exercise period of any award and, with the consent of the participant, make other modifications in the terms and conditions of an award (except that we may not reduce the exercise price of existing awards nor replace existing awards with new awards having lower exercise prices).

Tax Effect.  Except as to incentive stock options, we will generally be entitled to a deduction for federal income tax purposes in the same amount and at the same time(s) that the holder of the award is required to recognize taxable income. With regard to incentive stock options, if the holder of the option satisfies all of the conditions related to incentive stock options, we will not be entitled to any tax deduction related to such option.

Limitations on Deductions.  In general, Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount of compensation that may be deducted by us in any tax year with respect to our chief executive officer and each of the next four most highly-paid executive officers, potentially including any compensation relating to an award granted under the plan. Compensation that is considered to be performance-based does not need to be taken into account for purposes of the $1,000,000 limitation, and accordingly, should be deductible by us without limitation under Section 162(m). Provided that a stock option or stock appreciation right is approved by a committee comprised solely of two or more "outside directors," has an exercise price or strike price of at least fair market value on the date of grant (which the Amended and Restated Plan requires) and the plan under which the stock option or stock appreciation right is granted imposes a limit on the number of shares with respect to which awards may be granted during a specified period to any employee, any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-qualified stock options should qualify as performance-based compensation for purposes of Section 162(m). As described above, the Amended and Restated Plan imposes per person limits on the maximum awards and we intend that we will be able to deduct the described expenses as to options and stock appreciation rights.

If certain officers, shareholders or certain other highly compensated persons receive any payments or rights that are contingent upon a change in control, such payments may constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. Such person may be subject to an excise tax (in addition to ordinary income tax liability) as a result of such excess parachute payments and we will not be allowed to deduct such excess parachute payments. A portion of the value of the award under the plan will be considered contingent on a change in control to the extent that the change in control accelerates the vesting of options, stock appreciation rights, restricted shares or restricted stock units.

Interest of Certain Persons in the Amended and Restated Plan

Shareholders should understand that the Company’s executive officers and other employees may be considered as having an interest in the approval of the Amended and Restated Plan because they have already received and/or may in the future receive awards under it. Nevertheless, the Board believes that it is important to the Company’s growth and long-term success to be able to continue to offer these incentives.

New Plan Benefits

The amount of grants that may be made under the Amended and Restated Plan can not be determined at this time as they will be made in the discretion of the compensation committee. Accordingly, the following table provides information about grants made in the last fiscal year under the 2004 Plan.

Named	Number of Stock Awards	Number of Option Awards
Mark L. Yoseloff	—	40,000
Paul C. Meyer	—	30,000
Coreen Sawdon	2,868	40,000
R. Brooke Dunn	—	20,000
All current executive officers	30,860	40,000
All other employees including current non-executive officers	19,202	242,500

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Deloitte was our independent registered public accountant for the year ended October 31, 2008 and has reported on our consolidated financial statements included in the annual report that accompanies this proxy statement. Our independent registered public accountant is appointed by our Board in consultation with the audit committee. The Board has reappointed Deloitte as our independent registered public accountant for the year ending October 31, 2009, and the reappointment is being presented to our shareholders for ratification as a matter of good governance. The affirmative vote of a majority of those shares present and entitled to vote is required to ratify the appointment of Deloitte as our independent registered public accountant. In the event that the shareholders do not ratify the appointment of Deloitte as our independent registered public accountant, the selection of the independent registered public accountant will be reconsidered by the Board. Representatives of Deloitte are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote FOR the ratification of the appointment of Deloitte as our independent registered public accountant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned: (i) by each executive officer, in fiscal year 2008, and as named in the Summary Compensation Table; (ii) by each director and nominee; and (iii) by all directors and executive officers as a group, as of January 31, 2009:

	Shares of Common Stock
Name of Beneficial Owner(1)	Owned(2)	Options Exercisable Within 60 Days	Beneficially Owned(3)	Percent of Class
Mark L. Yoseloff	798,698	731,269	1,529,967	2.81%
Paul C. Meyer(4)	85,484	264,068	349,552	*
Coreen Sawdon (5)	37,898	20,000	57,898	*
R. Brooke Dunn(6)	52,950	153,751	206,701	*
Garry W. Saunders	63,000	169,000	232,000	*
Louis Castle	36,000	70,500	106,500	*
Phillip C. Peckman	50,000	48,000	98,000	*
John R. Bailey	45,000	40,000	85,000	*
James Nelson (7)	—	—	—	*
William Warner	23,000	—	23,000	*
Chris Philibbosian(8)	3,200	—	3,200	*
All directors and executive officers as a group (11 persons)	1,195,230	1,496,588	2,691,818	4.88%

(1)	The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada, 89119. Each person has sole voting and investment power over their respective shares.

(2)
Includes restricted shares awarded under our Shuffle Master, Inc. 2004 Equity Incentive Plan (the “2004 Equity Incentive Plan”) and our Shuffle Master, Inc. 2004 Equity Incentive Plan for Non-Employee Directors (the “2004 Equity Incentive Plan for Non-Employee Directors”). These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

(3)	Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 31, 2009.

(4)	On November 1, 2008, Mr. Meyer, President, Chief Operating Officer and Secretary, left the Company at the expiration of his current employment agreement.

(5)	Ms. Sawdon is our Acting Chief Financial Officer, and our Senior Vice President and Chief Accounting Officer.

(6)	On December 31, 2008, R. Brooke Dunn, Senior Vice President, ceased his full-time employment with the Company.

(7)	James Nelson resigned as a director effective May 23, 2008. As a result, his unvested and unexercised stock awards and stock options were forfeited.

(8)	Chris Philibbosian was appointed as a director of the Company on January 5, 2009.

*	Less than 1% of the outstanding shares of our common stock.

Our governance committee charter includes a statement of our policy with respect to director stock ownership. Directors are strongly encouraged to own a minimum of stock in an amount equal to $150,000 and should achieve the target level within five years of becoming a director. The director stock ownership policy states that trading in our stock is discouraged and that a director should view his or her shares of our stock as long-term investments. Our Board believes that increasing their ownership of our common stock will more closely align the interests of our Board with our shareholders.

The following table sets forth information regarding ownership of outstanding shares of the Company’s common stock by those individuals or groups who have advised the Company or the Company has obtained information that they own more than five percent (5%) of such outstanding shares:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)
Franklin Resources, Inc.(2) One Franklin Parkway San Mateo, California 94403-1906	5,336,016	9.95%
Serengeti Asset Management LP (3) 632 Broadway, 12th Floor New York, New York 10010	4,350,000	8.11%
OppenheimerFunds, Inc.(4) Two World Financial Center 225 Liberty Street New York, New York 10281	4,236,697	7.90%
Barclays Global Investors NA (California) (5)	3,531,833	6.58%
Wells Fargo & Company (6) 420 Montgomery Street San Francisco, California 94163	3,444,605	6.42%

(1)	The percentage shown is based upon 53,645,515 shares of common stock issued and outstanding as of the Record Date.

(2)
The amount shown and the information contained in this footnote are based upon an independent third party report.  Franklin Resources, Inc. has not filed an updated Schedule 13G prior to the completion of this proxy statement, and we have not attempted to verify independently any of the information in the independent third party report.

(3)
The amount shown and the information contained in this footnote are derived from the Form 13F of Serengeti Asset Management LP ("Serengeti") dated September 30, 2008.  Serengeti has the sole power to dispose of and the sole power to vote or direct the voting of all of the shares.  Serengeti has not filed an updated Schedule 13G prior to the completion of this proxy statement, and we have not attempted to verify independently any of the information contained in the Form 13F.

(4)
The amount shown and the information contained in this footnote are derived from the Schedule 13G/A of OppenheimerFunds, Inc. ("Oppenheimer") dated January 29, 2009, which represents holdings as of December 31, 2008 and based on information provided by Oppenheimer. Oppenheimer is a registered investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, and has the shared power to vote (or direct the voting of) and shared power to dispose of all 4,236,697 shares.

(5)
The amount shown and the information contained in this footnote are based upon an independent third party report.  Barclays Global Investors NA has not filed a Schedule 13G prior to the completion of this proxy statement, and we have not attempted to verify independently any of the information in the independent third party report.

(6)	The amount shown and the information contained in this footnote are derived from the Schedule 13G of Wells Fargo & Company ("Wells Fargo") dated January 26, 2009, which represents holdings as of December 31, 2008 and based on information provided by Wells Fargo. Wells Fargo is a parent holding company and has the sole power to vote (or direct the voting of) 2,641,458 shares and sole power to dispose of 2,946,647 shares and the shared power to dispose of 3,758 shares.  Wells Fargo filed the Schedule 13G on its own behalf and on behalf of the following subsidiaries:  Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association, Wells Fargo Investments, LLC, Wachovia Securities, LLC, and Wachovia Bank, National Association.  The aggregate beneficial ownership reported by Wells Fargo is on a consolidated basis and includes any beneficial ownership separately reported by a subsidiary.  One subsidiary, Wells Fargo Capital Management Incorporated, was separately reported.   Wells Fargo Capital Management Incorporated is a registered investment advisor and has the sole power to vote (or direct the voting of) 946,553 shares and to dispose of 2,942,154 shares.

EXECUTIVE OFFICERS

In addition to Timothy J. Parrott, whose biography was listed previously, the following persons serve as our executive officers.

Dr. Mark L. Yoseloff, 62 years old, has been our Chief Executive Officer since June 2001 and was our Chairman of the Board from February 2002 until November 2008. Additionally, Dr. Yoseloff was our President from October 2000 until February 2002, and again from January 2003 to October 2003. He served as our Executive Vice President from August 1997 to October 2000 and was appointed to our Board in November 1997. From August 1996 to July 1997, Dr. Yoseloff served as a consultant to us. From May 1996 through the present, Dr. Yoseloff has held the position of President of Well Suited, LLC. Dr. Yoseloff also holds the position of President of Visual Communications Consultants, Inc. (dba Advanced Gaming Concepts), a company he founded in August 1993.

Coreen Sawdon, 41 years old, was named the Acting Chief Financial Officer of the Company effective March 1, 2008, in addition to her existing title of Senior Vice President and Chief Accounting Officer for the Company which promotion was effective August 1, 2007.  Prior to her promotion in 2007, she had served as the Vice President of Accounting since her date of hire in July 2005. Prior to joining the Company, Ms. Sawdon served as Operations Controller and then Vice President of Finance for GES Exposition Services in Las Vegas, Nevada from May 2002 to July 2005. Before her employment with GES Exposition Services, her experience included 12 years of public accounting and auditing experience with progressively increasing responsibilities at Ernst & Young, Coopers & Lybrand and Arthur Andersen. Ms. Sawdon has extensive experience in gaming and is a member of the Nevada and American Institutes of Certified Public Accountants.

David B. Lopez, 35 years old, was named Executive Vice President of the Company effective November 16, 2008.  Mr. Lopez joined us as a Marketing Research Analyst in February 1998.  He was promoted to the following positions over the next eight years: Product Specialist in 1999, Product Manager from 1999 to 2002, Executive Director, Product Management from 2002 to 2003, Vice President Product Management from 2003 to 2006, President - Utility Division from 2006 to 2007, and President - Shuffle Master Americas Division from 2007 to 2008.

Roger Snow, 41 years old, was named Executive Vice President of the Company effective November 16, 2008.  Mr. Snow is also the Chairman of the Corporate Products Group.  Mr. Snow joined the Company as the Table Games Product Manager in May, 2000.  He was promoted to Director of Game Development in 2005, became the Vice President of Entertainment Products in 2006, and in 2007, he was promoted to Senior Vice President of Products.

Jerome R. Smith, 57 years old, was named Executive Vice President and Corporate Secretary of the Company effective November 16, 2008.  Mr. Smith is also the General Counsel of the Company.  Mr. Smith joined the Company as Assistant General Counsel in March 2001, was promoted to General Counsel in August 2001, and further promoted to Senior Vice President in March 2004.  Prior to joining the

Company, Mr. Smith was “Of Counsel” in the corporate law department of Hale Lane Peek in Las Vegas, Nevada, handling mergers and acquisitions and other business transactional legal matters.  Prior to being Of Counsel at Hale Lane Peek, Mr. Smith served as in-house counsel to several different corporations, including Hang Ten International and American Cinema, as well as had his own private practice of law.

CORPORATE GOVERNANCE

Our business affairs are conducted by our management under the direction of, and monitored and reviewed by, our Board. In essence, the role of our Board is to oversee our business affairs for the benefit of our shareholders and, to the extent appropriate under governing law, other constituencies, which include our employees, customers, suppliers, creditors, and state, national and community economies and societal considerations. Our Board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.

The framework for our corporate governance is provided by: (a) Minnesota corporate law, (b) our articles of incorporation and our amended and restated bylaws, (c) the charters of our board committees and (d) our code of conduct. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the Federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”), the rules and listing requirements of the NASDAQ Stock Market (“NASDAQ”) where our common stock is listed.

Our policies and practices reflect corporate governance practices that are intended to be compliant with the rules of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

Each of the charters of our governance, audit and compensation committees, as well as our code of conduct and compliance committee plan, are publicly available on our website at www.shufflemaster.com, and are also available in print, at no cost, to any shareholder upon request. Shareholders can request copies by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

We may revise these policies from time to time and will promptly post any revisions on our website.

Director Independence

The Board has analyzed the independence of each director and has determined that each of our directors, with the exception of Dr. Yoseloff, meets the standards of independence under the SEC rules and the NASDAQ listing standards.

Each director’s relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) that have been identified are reviewed annually, and only those directors who in the opinion of the Board, have no relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and who otherwise meet the requirements of the NASDAQ listing standards are considered independent directors.

In making its determination that each non-employee director is independent, the Board and nominating subcommittee of the governance committee considered transactions with the director in the context of the NASDAQ objective standards, the special standards established by NASDAQ for members of the audit committee and the SEC and the Internal Revenue Service (“IRS”) standards for compensation committee members. In each case, the Board affirmatively determined that, because of the nature of a director’s relationship with the Company, if any, and/or the amounts involved, if any, the relationship did not impair the director’s independence.

The Board’s independence determinations included the review of the following transaction:

●
Transaction in the ordinary course of business between the Company and any entity of which the Company’s director is an executive officer, employee or substantial owner, or an immediate family member of an executive officer of such entity. The Board reviewed certain relationships and/or transactions in the ordinary course of business with Melco Crown Entertainment LTD (“Melco”). Melco is a developer and owner of gaming and entertainment resort facilities. Mr. Saunders serves as the Executive Vice President and Chief Operating Officer of Melco.

Meetings and Committees of the Board

The following table shows the membership of our committees and the number of meetings of each during fiscal 2008. Our Board held 21 meetings and took action by unanimous written consent on 2 occasions during fiscal 2008. Each member of our Board attended at least 75% of the meetings held by our Board and the committees of which he is a member. Our independent directors meet in regularly scheduled executive sessions without non-independent directors present. On May 29, 2008, we announced the resignation of James Nelson as director of the Company effective as of May 23, 2008. Mr. Nelson’s resignation was for personal reasons and had nothing to do with the Company or its business.

Name of Director	Independent Director	Governance(1)	Audit	Compensation	Compliance(2)
Mark L. Yoseloff	No	No	No	No	No
Garry W. Saunders	Yes	Yes	Yes	Yes	Yes
Louis Castle	Yes	Yes	Yes	Yes	No
Phillip C. Peckman	Yes	Yes	Yes	Yes	No
John R. Bailey (3)	Yes	Yes	Yes	Yes	No
James Nelson(4)	Yes	Yes	Yes	Yes	No
William Warner (3)	Yes	Yes	Yes	Yes	No
Number of Meetings Held		7	12	5	5

(1)	This includes two meetings of the nominating subcommittee of the governance committee.

(2)	Other members of our compliance committee are our general counsel, our president and our executive director of compliance.

(3)	John R. Bailey was appointed as a director of the Company on January 22, 2008. William Warner was appointed as a director of the Company on October 30, 2008.

(4)	James L. Nelson resigned as a director of the Company effective as of May 23, 2008.

Our policy is that all directors, absent exigent circumstances, attend our annual meetings of shareholders. All of our directors, except one (due to an exigent circumstance), were in attendance at our last annual meeting, which was held on March 26, 2008. Our Board conducts its business through meetings and written actions of the board and through the activities of its committees. The following are descriptions of each of our committees.

Board Committees

The Board has established an audit committee, a compensation committee, a governance committee and a compliance committee. The nominating subcommittee is a subcommittee of the governance committee. The members of each committee are appointed by the Board. Each committee has adopted a written charter which sets forth the committee’s purpose, membership criteria, powers and responsibilities and provides for the annual evaluation of the committee’s performance, which charter is intended to, and we believe does, comply with the NASDAQ and Sarbanes-Oxley requirements. Copies of the governance committee charter, audit committee charter, compensation committee charter and compliance committee plan are available on our website at www.shufflemaster.com in the For Investors—Corporate Governance—Directors section and are available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

Audit Committee

The audit committee assists the Board in its oversight of (i) the quality and integrity of our financial statements, (ii) the qualifications, independence and performance of our independent registered public accountant, (iii) the performance of our internal audit function and (iv) our system of disclosure controls and internal controls. The audit committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accountant for the purpose of preparing and issuing an audit report and related work. Our independent registered public accountant is Deloitte.

As of December 31, 2008, the members of the audit committee are Messrs. Phillip C. Peckman (chairman), Garry W. Saunders, Louis Castle, John R. Bailey and William Warner. The Board has determined that (i) Messrs. Peckman, Saunders, Castle, Bailey and Warner are independent directors within the requirements of all applicable rules and regulations of the NASDAQ and the SEC and (ii) all of the members of the audit committee are able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, income statement and cash flow statement. James L. Nelson served as a member of the audit committee until his resignation on May 23, 2008. The Board also has determined that Mr. Peckman qualifies as an “audit committee financial expert” as defined by the applicable SEC regulations.

The audit committee held 12 meetings in fiscal 2008. The report of our audit committee appears later in this proxy.

Compensation Committee

The compensation committee: (i) assists the Board in establishing the annual goals and objectives of the chief executive officer; (ii) recommends to the independent members of the Board the compensation of the chief executive officer; (iii) oversees the performance evaluation of the Company’s other executive officers and approves their compensation; (iv) oversees administration of our equity-based compensation and other benefit plans; and (v) approves and authorizes grants of equity compensation awards under our stock plan. Dr. Yoseloff, our chief executive officer, did not attend the meeting of our compensation committee or participate in any discussions by our Board when his compensation was being discussed. For information regarding our compensation philosophy and objectives and the role of our compensation committee, please see the “Compensation Discussion and Analysis” below.

As of December 31, 2008, the members of the compensation committee are Messrs. Louis Castle (chairman), Garry W. Saunders, Phillip C. Peckman, John R. Bailey and William Warner. James L. Nelson, a former director, served on the compensation committee until he resigned from the Board and the compensation committee on May 23, 2008.

The compensation committee held 5 meetings in fiscal 2008. Compensation consultants were used with respect to fiscal 2008 compensation. For information regarding those consultants, please see the “Compensation Discussion and Analysis” below. The report of our compensation committee appears later in this proxy.

Governance Committee

The governance committee: (i) through the nominating subcommittee, determines the slate of director nominees for election to our Board; (ii) identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings; (iii) reviews the composition of Board committees; (iv) through the nominating subcommittee, develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees corporate governance matters generally; and (v) oversees the annual evaluation of the Board and its committees. The governance committee annually reviews the Board composition and Company circumstances in determining Board nominees. The governance committee has also from time to time retained search firms to identify qualified candidates.  The governance committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best accomplish the success of our business and represent shareholder interests through the exercise of sound judgment using their diverse array of experience.

In addition to those attributes outlined in the governance committee charter, our governance committee uses factors such as the following to select appropriate candidates to fill vacant seats on our Board (in no particular order):

●	independence from management and other Board members;

●	successful business or career experience;

●	ability or willingness to commit the necessary time to Board and committee responsibilities;

●	proximity to our corporate headquarters;

●	prior experience on boards of directors;

●	ability to meet the stringent gaming industry licensing requirements; and

●	specific professional background.

Our governance committee considers Board nominees recommended by our shareholders on the same terms as nominees selected by the governance committee; however, because its considerations of nominations are not publicly available, our governance committee does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. Any shareholder wishing to recommend a nominee should submit such recommendation to the address shown under the heading “Submission of Shareholder Proposals,” set forth later in this proxy statement. We also recommend that any shareholder making such a recommendation review the qualifications for directors as set forth in our governance committee charter. Any nominees to our Board must satisfy applicable requirements of Nevada and other jurisdictions’ gaming laws and regulations, and we are unable to consider nominees who do not meet these requirements.

Since the last annual meeting, the Board has appointed Messrs. Warner and Philibbosian as directors. Messrs. Warner and Philibbosian were recommended to the Board by non-management directors who were familiar with their business experiences and backgrounds.

Under our governance committee charter, in the event a director receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), then such director shall promptly tender his or her resignation following certification of the shareholder vote to the governance committee. The governance committee is required to consider the resignation offer and recommend to the Board whether to accept it. The Board is then required to act on the committee’s recommendation within ninety (90) days and to promptly disclose its decision whether to accept the director’s resignation offer (and the reason for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that our press releases are typically distributed. The Board has the ability to take into account a number of other factors, such as whether the Board member’s departure will cause noncompliance with NASDAQ requirements, when deciding whether to accept such a resignation. Any director who tenders his or her resignation because of a majority withheld vote shall not participate in the governance committee’s recommendation or Board action regarding whether to accept the resignation offer.

As of December 31, 2008, the members of the governance committee are Messrs. John R. Bailey (chairman), Garry W. Saunders, Louis Castle, Phillip C. Peckman and William Warner. James L. Nelson, a former director, served on the governance committee until he resigned from the Board and the governance committee on May 23, 2008.

The governance committee held 5 meetings in fiscal 2008 and the nominating subcommittee of the governance committee held 2 meetings in fiscal 2008.

Compliance Committee

The compliance committee is responsible for identifying and evaluating situations involving us or our affiliates to ensure that none will have a negative effect upon the objectives of gaming control. Our committee has at least three members appointed by our Board and at least one member must be independent and knowledgeable regarding Nevada gaming regulations. Our compliance committee must include at least one independent director, our general counsel and our executive director of compliance. In fiscal 2008, our president was also a member. Our compliance committee reports to our Board and advises our Board if any activities are inappropriate, after investigation. It may use any of our resources and use whatever means it deems appropriate in conducting any such investigation. In addition, among other things, our executive director of compliance and, as appropriate, our general counsel, is responsible for determining that all transactions involving gaming devices and gaming equipment are with licensed distributors and vendors and reporting to the committee regarding material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate’s benefit. Further, the committee requires that appropriate background checks be conducted on several categories of persons, including officers, directors, lenders, vendors, customers, partners, joint venturers and lobbyists. The committee reviews political contributions for compliance with applicable law, annually reviews the list of our shareholders and requires review of foreign entities with which we do business.

As of December 31, 2008, the members of the compliance committee are Mr. Saunders, our general counsel and our executive director of compliance.

The compliance committee held 5 meetings in fiscal 2008.

Code of Conduct.  Our code of conduct summarizes the compliance and ethical standards and expectations we have for all of our officers, directors, employees, contractors and agents with respect to their conduct in connection with our business. The code of conduct requires that our officers, directors, employees, contractors and agents avoid conflicts of interest, comply with all laws and other regulatory requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. All employees of the Company are required to acknowledge the code of conduct on an annual basis by signing an employee statement of compliance. Waivers may be granted only by our Board and will be promptly disclosed on our website or in a Form 8-K filed with the SEC. To date there have been no such waivers. Any illegal acts are to be dealt with swiftly and reported to the appropriate authorities. The code of conduct also provides for prompt internal reporting of violations of the code of conduct to appropriate employees identified in the code of conduct and prohibits any retaliation for any such reporting. Our code of conduct is available on our website at www.shufflemaster.com in the For

Investors—Corporate Governance—Directors section and is available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided below. Based on its review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Louis Castle (Chairman)
Garry W. Saunders
Phillip C. Peckman
John R. Bailey
William Warner

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The compensation committee of our Board is comprised entirely of independent directors and is responsible for developing and making recommendations to our Board with respect to our executive compensation policies. In addition, our compensation committee, pursuant to the authority delegated by our Board, recommends the compensation to be paid to the chief executive officer and each of our other executive officers.

It is the intention of our compensation committee to utilize a pay-for-performance compensation program that is directly related to achievement of our financial and strategic objectives. The primary elements of the program are base salary, annual cash bonus incentives based on performance and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow us to attract and retain talented executive officers who are essential to our success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

Overview of Executive Compensation

Role of Compensation Committee

The primary responsibilities of the compensation committee are to: (i) administer executive compensation programs; (ii) evaluate performance of executives; (iii) oversee and set compensation for executives; and (iv) review management succession plans. The chief executive officer, after reviewing the annual performance of all executive officers provides the compensation committee with evaluations of each executive’s individual performance vs. performance objectives and makes recommendations regarding each executive’s base salary increases, annual cash bonus and amount of long-term equity awards. Except as stated above as to our chief executive officer, our executive officers do not play a role in the compensation process.

Components of Compensation and Objectives

Base Salaries.  The purpose of our base salaries for executive officers is to attract and retain employees with a stable source of income and security. Base salaries are determined and based on the skills, competencies, experience and individual performance of each executive officer. The compensation committee considers different factors in determining each executive officer’s base salary, including, but not limited to, the executive officer’s employment agreement, the executive officer’s performance and responsibilities, his or her leadership skills and years of experience, competitive salaries within the marketplace for similar positions, utilizing published information regarding the compensation of officers at companies similar to ours and taking into account variables such as geography, job comparability, the size of each corporation and its industry and the executive officer’s total compensation package. The compensation committee annually reviews and approves each executive officer’s compensation package. The compensation committee has from time to time engaged outside consultants to review executive compensation.  In fiscal 2008, the compensation committee employed nationally recognized executive compensation consultants to assist in determining industry practices and in gathering data. These consultants included HR Metrics, Inc. (for compensation and long-term incentive consulting) and Pearl Meyer & Partners (for IRS 409A compliance).

In connection with the search for a new chief executive officer, the Company engaged HR Metrics, Inc. to conduct a study of executive compensation and to make recommendations regarding the current executive compensation structure and compensation philosophy of the Company.  The consultant recommended a competitive pay package for the incoming chief executive officer, including recommendations with respect to base salary, bonus opportunity, long-term incentive awards and employment contract terms.  The consultant also provided similar pay recommendations for the chief operating officer, chief financial officer, senior vice presidents and general counsel.  In conducting the executive compensation study, the consultant met with key Board members and executives to discuss the Company’s existing executive compensation philosophy and how pay might evolve as the Company moves forward.  Interviews were conducted one-on-one with some Board members and executive officers.  The consultant updated the executive compensation review of peer group and survey data conducted in January 2008 and reviewed the key terms of executive employment contracts at the Company and among the peer group, including severance and change in control arrangements.  The consultant also analyzed the Company’s equity usage (award types, vesting, overall stock dilution and overhang) in comparison to the practices of the peer group.  In connection with Internal Revenue Code Section 409A (“Section 409A”) compliance, the Company engaged Pearl Meyer & Partners to review the Company’s employment agreements and incentive plan arrangements for Section 409A compliance.  As part of this review, the consultant identified any potential Section 409A violations in our plans, recommended best practices, and provided proposed language for inclusion in our current plans and agreements in order to bring such items into documentary compliance with Section 409A.

Annual Cash Bonus.  The purpose of our annual cash bonus program for executive officers is to compensate our executive officers for meeting and exceeding expected performance levels. Annual cash bonuses are designed to motivate and reward employees for positive impact on the Company’s financial results and achievement of individual performance objectives. Annual cash bonus amounts vary according to our realization of targeted financial results and individual achievement of performance objectives. On an annual basis, the compensation committee sets annual performance standards for the executive officers. The performance standards may differ from year to year depending on the Company’s financial and strategic objectives and may differ among executive officers. For example, performance standards may be based on budgeted financial results, specifically identified strategic initiatives important to future success of the Company, as well as individual performance and divisional operational performance. The compensation committee, with input when appropriate from our chief executive officer, is responsible for recommending such bonuses to our Board, which then determines appropriate amounts for each executive officer.  Annual cash bonuses are calculated as a percentage of each executive officer’s base salary.

Consistent with the description of our compensation programs above, Dr. Yoseloff, Messrs. Meyer and Dunn and Ms. Sawdon were paid an annual cash bonus for fiscal 2008. Each executive officer, except Messrs. Meyer and Dunn who are no longer with the Company, will again be eligible to receive such an annual cash bonus for fiscal 2009.

At the beginning of fiscal 2008, the compensation committee set specific goals for Company performance and individual performance for annual cash bonus purposes consisting of a quantitative component based on the Company's performance as measured against financial goals and a qualitative component based on subjective evaluations of the executive officer's achievement of strategic and operational goals. For Company performance, the specific goals are measured in terms of the Company's performance using budgeted adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"). For each executive officer, individual goals are measured in terms of the strategic objectives and operational goals for the Company for fiscal 2008, including, but not limited to, achievement of the Company's five-point strategic plan and completion of the contingent convertible senior notes refinancing.

The specific goals for Company performance were modified from a strict Adjusted EBITDA to a weighted average of (i) third party EBITDA and (ii) third party revenue and operating expense.  Operating expense includes selling, general and administrative expenses and research and development expenses, but excludes goodwill impairment charges.  Third party EBITDA calculation excluded inter-company revenue and cost of goods sold, but retains 100% of all other costs.  Third party EBITDA consisted of twenty-five percent of the bonus attainment calculation and third party revenue and operating expense consisted of seventy-five percent of the bonus attainment calculation.  Third party revenue examined revenue budgeted by each subsidiary versus forecasted revenue received for the subsidiary’s own manufactured products as well as the revenue received from sales of manufactured products of its sister subsidiaries.  This ensured that each subsidiary effectively sold products of the consolidated entity.  Each of these calculations compared budget versus forecasted results in the bonus attainment calculation.  The third party revenue and operating expense calculation was also weighted seventy-five percent versus twenty-five percent, respectively.

The following table sets forth the weighted average calculation for third party EBITDA, third party revenue and operating expense:

Company Performance Metric	Forecasted Results	Budget	Attainment	Weighted Average Attainment Third Party Revenue and Operating Expense(1)	Weighted Average(2)
Third Party EBITDA	38,363,000	45,948,000	83%		21%

Third Party Revenue	189,590,000	210,036,000	90%	68%
Operating Expense	89,379,000	90,425,000	101%	25%
Third Party Revenue and Operating Expense Attainment				93%	70%
Company Performance					91%

(1)	Third party revenue and operating expense calculation was weighted seventy-five percent versus twenty-five percent, respectively.

(2)
Third party EBITDA consisted of twenty-five percent of the bonus attainment calculation and third party revenue and operating expense consisted of seventy-five percent of the bonus attainment calculation.

Achieving the Company performance target would entitle the executive officer to receive his entire target bonus. If the Company fails to achieve the Company performance target, the compensation committee has the discretion, in its judgment, to consider the executive officer's individual performance goals to determine the amount, if any, of the annual cash bonus the executive officer would be entitled to receive. The compensation committee has the discretion to increase the annual cash bonus, if the Company's performance target is achieved, as well as even if it is not achieved.

For fiscal 2008, the Company achieved ninety-one percent of the Company performance target.  However, management recommended to the compensation committee to consider the achievement of the Company performance target at eighty-five percent to take into account current economic challenges.  Achieving the Company performance target would entitle an executive officer to receive his entire target bonus. Since the Company achieved an adjusted eighty-five percent of the Company performance target, the compensation committee had the discretion, in its judgment, to consider an executive officer's individual performance goals to determine the amount, if any, of the annual cash bonus the executive officer would be entitled to receive.  The compensation committee considered the strategic objectives and operational goals set for the Company for fiscal 2008, including, but not limited to, achievement of the Company's five-point strategic plan and completion of the contingent convertible senior notes refinancing.

The table below shows the percentage of each executive officer's base salary that each executive officer would have received for fiscal 2008 if the Company had achieved the Company performance target, as well as the actual percentage of base salary received.  Since we failed to meet our Company performance target, our executive officers were eligible to receive a portion of the Company performance bonus and their individual performance bonuses.

Named Executive Officer	Target Bonus (as a % of Base Salary)	Actual Bonus (as a % of Base Salary)
Mark L. Yoseloff	50%	44.1%
Paul C. Meyer(1)	50%	42.5%
Coreen Sawdon(2)	45%	48.3%
R. Brooke Dunn(3)	50%	44.5%

(1)	On November 1, 2008, Mr. Meyer, President, Chief Operating Officer and Secretary, left the Company at the expiration of his current employment agreement.

(2)
Ms. Sawdon was named Acting Chief Financial Officer of the Company effective March 1, 2008, in addition to her existing title of Senior Vice President and Chief Accounting Officer.  In such capacity, Ms. Sawdon performed duties unanticipated in her role as Chief Accounting Officer.  Management proposed to increase her actual bonus and the compensation committee recommended, with full Board approval, consideration for her temporary duties.

(3)	On December 31, 2008, R. Brooke Dunn, Senior Vice President, ceased his full-time employment with the Company.

In addition to annual cash bonuses, the compensation committee may award spot bonuses to executive officers for achievement of strategic objectives such as acquisitions, dispositions or joint ventures, and completion of the contingent convertible senior notes refinancing.

Long-Term Equity Incentives.  The purpose of our long-term equity incentive program is to create a direct incentive for executive officers to increase shareholder value by aligning executive officers’ long-term financial interests with those of our shareholders. Long-term equity incentives are performance-based and linked to business objectives and individual objectives. The compensation committee may recommend to the Board, and the Board has the authority to grant, stock options, stock appreciation rights, restricted stock units and restricted stock, or any combination thereof, as long-term equity incentives for executive officers and other key employees. Long-term equity incentives also serve as a means to retain executive officers and other key employees.

Equity Incentive Grants Policy

Effective as of August 1, 2006, the compensation committee approved an Equity Incentive Grants Policy governing the issuance of our equity. Under the Equity Incentive Grants Policy, the equity incentives are granted solely at the discretion of the Board and only at regularly or pre-scheduled (at least on 14 days notice) meetings, except under special circumstances. Equity incentives cannot be granted by written consent in lieu of meetings.

For employee grants, the chief executive officer or his designee provides proposed equity incentive awards to the compensation committee. The compensation committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval. The compensation committee, prior to granting any equity incentive awards, has complete discretion to make changes to the proposed awards.

The chairman of the governance committee distributes proposed equity incentive awards for non-employee director grants to the governance committee. The governance committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval.

Once the Board has reviewed and discussed the proposed equity incentives awards, it will approve or disapprove them, as a group or individually, at its discretion. The Board, prior to granting any equity incentive awards, also has complete discretion to make changes to the proposed awards.

The exercise price of each stock option awarded to our executive officers and non-employee directors under our long-term incentive plan is the closing price of our stock on the date of grant. Regular board and committee meetings are generally scheduled a year in advance, although special meetings are frequently called. Although regular board and committee meetings are scheduled in advance, they may be adjusted to accommodate the Board members’ schedules. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. We prohibit the repricing of stock options. There must be at least 14 days prior notice of any board meeting where stock options are to be granted.

Executive Benefits.  In addition to base salary, annual cash bonuses and long-term equity incentives, the Company provides the executive officers with executive physician services and health club memberships.  The Company also provides certain executive officers with golf memberships and car allowances.

Determining Compensation.  Our compensation decisions are made on an individual basis using factors such as the performance of the Company, the performance of the executive during the year against established goals, and his or her leadership qualities, business and operational responsibilities, current compensation arrangement and long-term potential to enhance shareholder value.

Tax and Accounting Considerations.  Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the compensation committee also considers the anticipated tax treatment for the Company and for the executive officers of various payments and benefits, including the effect of Section 162(m). The compensation committee retains discretion, however, to implement executive compensation programs that may not be deductible under Section 162(m) if the compensation committee believes the programs are nevertheless appropriate to help achieve our primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its shareholders.

Benchmarking

In order to establish compensation levels for our chief executive officer and each of the executive officers, we review compensation practices for comparable positions at selected publicly-traded peer companies. We also consider data reported in various compensation surveys. While specific benchmarks have not been established in the past, management collects and presents to the compensation committee compensation data for the executive officers from a list of targeted comparable companies as well as data for all executive officers from published compensation surveys prepared by Pearl Meyer & Partners, Spencer Stuart and the National Association of Corporate Directors. The compensation data and surveys include an evaluation of base salary, target annual incentive opportunities, long-term incentive grant values and benefits for each of our executive officers relative to similar positions in the market. For fiscal 2008, we re-evaluated our compensation programs. Management, through its compensation consultant, collected comparable compensation data and surveys for the re-evaluation. The peer group was identified by our compensation consultant and consisted of the following gaming companies and technology-based companies:

Gaming Companies:

International Game Technology
Scientific Games Corp.
Bally Technologies, Inc.
Global Cash Access Holdings, Inc.
WMS Industries, Inc.
Multimedia Games Inc.
Progressive Gaming International Corporation
Elixir Gaming Technologies, Inc.

Technology-Based Companies:

THQ Inc.
Electronic Arts Inc.

Long-Term Equity Incentives.  Some of the factors the compensation committee considers in evaluating the appropriateness of the executive officer’s annual cash bonus and equity components include:

●	revenue, income from continuing operations, adjusted EBITDA and EPS growth;

●	diversification and future growth;

●	development of new or continuously improving products and services;

●	achievement of strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

●
achievement of specific operational goals for the Company, including, but not limited to, achievement of the Company's five-point strategic plan and completion of the contingent convertible senior notes refinancing; and

●	competitive pay practices.

Our grants of long-term equity incentives also are based on the compensation committee’s assessment of each executive officer’s individual performance. The use of equity compensation supports the objectives of encouraging stock ownership and aligning the interests of the chief executive officer and the executive officers with those of our shareholders, as they share in both the positive and negative stock price returns experienced by other shareholders. The compensation committee believes that granting long-term equity to our executive officers is a way to foster a long-term focus on our financial results and a way to link our executive officer’s returns to those of our shareholders. Additionally, long-term equity is a means to attract and retain executive officers. We award long-term equity incentives annually to the chief executive officer and each executive officer. Long-term equity incentive grants are awarded in December of each year after the end of the fiscal year. For fiscal 2008, the long-term equity incentive awards for the executive officers were: Dr. Yoseloff, 25,000 stock options and 20,000 restricted stock; and Ms. Sawdon, 20,000 stock options and 15,000 restricted stock.

Each year, the compensation committee decides the appropriate types and mix of equity awards. For fiscal 2008, the compensation committee decided to utilize a mix of restricted stock and options to reflect management’s and the compensation committee’s view of the potential increased share price relative to the valuation of those grants. These two equity awards reward shareholder value creation in slightly different ways. Stock options (which have exercise prices not less than the fair market value of the Company’s common stock on the date of grant) reward executive officers only if the stock price increases from the date of grant and their value only reflects decreases in stock price to but not below the exercise price, after which the options would have no value upon exercise. Restricted stock is impacted by all stock price changes, so the value to executive officers is affected by both increases and decreases in stock price from the market price at the date of grant.  This offers management clear incentives to increase stock price performance by tying compensation more closely to changes in shareholder value. The fiscal 2008 grants of performance-based stock options to Dr. Yoseloff and Ms. Sawdon will vest ratably over four years, provided that on such anniversary dates the executive officer remains employed with the Company.  The fiscal 2008 grants of restricted stock to Dr. Yoseloff and Ms. Sawdon will vest one-half on the second anniversary date of the award and the other half on the fourth anniversary date of the award, provided that on such anniversary dates the executive officer remains employed with the Company.

SUMMARY COMPENSATION TABLE—FISCAL 2008 AND 2007

The following table presents information regarding compensation of each of our executive officers for services rendered during fiscal 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary $	Stock Awards $(1)	Option Awards $(1)	Non-Equity Incentive Plan Compensation $(2)	All Other Compensation $(5)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mark L. Yoseloff Chairman of the Board and Chief Executive Officer	2008 2007	400,000 400,000	756,534 754,470	419,172 454,923	241,538 75,000	15,925 32,510	1,833,169 1,716,903
Paul C. Meyer(3) President and Chief Operating Officer	2008 2007	350,000 350,000	432,592 406,795	169,610 273,767	148,750 43,000	25,997 19,460	1,126,949 1,093,022
Coreen Sawdon Senior Vice President, Chief Accounting Officer and Acting Chief Financial Officer	2008 2007	200,000 172,500	71,316 59,963	74,940 64,147	204,505 22,500	11,097 10,728	566,858 329,838
R. Brooke Dunn(4) Senior Vice President	2008 2007	247,115 235,000	165,510 134,068	98,074 131,556	110,118 29,000	32,004 30,704	655,706 560,328

(1)
The amounts reported in Columns (d) and (e) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2008 and 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). These amounts do not reflect amounts paid to or realized by the executive for fiscal 2008 and 2007.  For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our annual report for fiscal 2008 filed on Form 10-K, each of which is incorporated herein by reference. For information about the stock awards and option awards granted to our executive officers for fiscal 2008, please see the discussion under “Grants of Plan-Based Awards” below.

(2)
Amounts in column (f) represent performance bonuses that we typically base on fiscal year performance and pay to the executive officer in December, shortly after the close of the fiscal year to which they relate. Fiscal 2008 performance bonuses were awarded at the rate of approximately 85% of the applicable target bonus amount.  Additionally, during fiscal 2008, Dr. Yoseloff received a $65,000 spot bonus and Ms. Sawdon received spot bonuses totaling $108,000 for achievement of specific goals.  Fiscal 2007 performance bonuses were awarded at the rate of 25% of the target bonus. In addition, $25,000 was paid as a spot bonus to Dr. Yoseloff for achievement of a strategic acquisition.

(3)	On November 1, 2008, Mr. Meyer, President, Chief Operating Officer and Secretary, left the Company at the expiration of his current employment agreement.

(4)	On December 31, 2008, R. Brooke Dunn, Senior Vice President, ceased his full-time employment with the Company.

(5)	The amounts reported for fiscal 2008 in column (g) of the Summary Compensation table under the heading “Summary Compensation Table” are detailed below.

Name	401(k) Plan Profit Sharing Contribution ($)	Term Life Insurance and AD&D Premiums ($)	Executive Physician Premium ($)	Health Club Membership Dues ($)	Perquisites and Other Personal Benefits ($)(1)	Total All Other Compensation ($)
Mark L. Yoseloff	2,846	5,757	5,000	2,322	—	15,925
Paul C. Meyer	6,900	5,757	5,000	—	8,340	25,997
Coreen Sawdon	3,448	657	5,000	1,992	—	11,097
R. Brooke Dunn	6,444	1,978	5,000	2,322	16,260	32,004

(1)	Perquisites and other personal benefits may include, to some but not all executive officers, golf memberships and car allowance.

GRANTS OF PLAN-BASED AWARDS—FISCAL 2008

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the executive officers for fiscal 2008.

						All Other
					All Other	Option Awards:		Grant Date
		Estimated Future Payouts			Stock Awards:	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Number of	Securities	Base Price of	of Stock
		Plan Awards(1)			Shares of	Underlying	Option	and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Options (#)	Awards ($/ Sh)	Awards ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Mark L. Yoseloff	N/A	—	200,000	200,000	—	—	—	—
	12/15/08	—	—	—	20,000	—	—	86,000
	12/15/08	—	—	—	—	25,000	4.30	107,500
Paul C. Meyer(3)	N/A	—	175,000	175,000	—	—	—	—
Coreen Sawdon	N/A	—	90,000	90,000	—	—	—	—
	12/15/08	—	—	—	15,000	—	—	64,500
	12/15/08	—	—	—	—	20,000	4.30	86,000
R. Brooke Dunn(4)	N/A	—	123,558	123,558	—	—	—	—

(1)
These entries report the target and maximum amounts for each executive officer’s fiscal 2008 non-equity annual incentive award as described in the “Compensation Discussion and Analysis” above. There are no threshold amounts for these awards.  Actual amounts earned for fiscal 2008 are included in the Summary Compensation Table above.

(2)
The amounts reported in column (i) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2008 under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123R”). These amounts do not reflect amounts paid to or realized by the executive officer for fiscal 2008. Actual amounts earned for fiscal 2008 are included in the Summary Compensation Table above.  For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our annual report for fiscal 2008 filed on Form 10-K.

(3)	On November 1, 2008, Mr. Meyer, President, Chief Operating Officer and Secretary, left the Company at the expiration of his current employment agreement.

(4)	On December 31, 2008, R. Brooke Dunn, Senior Vice President, ceased his full-time employment with the Company.

Employment Agreements

Each of the executive officers was hired pursuant to an employment agreement that establishes each executive officer’s initial salary and other terms and conditions of employment. Each employment agreement was the result of negotiation between the Company and the executive officer. On an annual basis, the compensation committee reviews and may modify each executive officer’s salary. The following is a brief description of each executive officer’s contractual provisions with respect to base salary and annual cash incentives and certain equity incentive grants(1).

Mark L. Yoseloff.  Effective February 23, 2004, we entered into an employment agreement with Dr. Yoseloff as our Chief Executive Officer. On June 5, 2007, we entered into an amendment to Dr. Yoseloff’s employment agreement, which amendment extended the term of the employment from October 31, 2007 to October 31, 2008. On July 10, 2008, we entered into a second amendment to Dr. Yoseloff’s employment agreement, which amendment extended the term of the employment from October 31, 2008 to October 31, 2009. Dr. Yoseloff is being paid an annual base salary of $400,000 through October 31, 2009, although we can terminate his employment earlier. Dr. Yoseloff is also eligible to receive bonuses similar to other executive officers, plus discretionary bonuses and equity incentive awards similar to other executive officers and employees, as may be awarded by our Board. Effective for fiscal year 2009, Dr. Yoseloff’s annual cash bonus target is 50% of his fiscal year 2009 annual base salary. As part of his employment agreement, we granted Dr. Yoseloff options to purchase 371,250 shares at an exercise price of $15.21. These options would have vested in part on each of October 31, 2005 and April 30, 2007, but vested earlier when the closing price of our common stock reached certain targets. Additionally, in May 2004, also as part of his employment agreement, we granted Dr. Yoseloff options to purchase 105,000 shares at an exercise price of $21.73, to vest the earlier of October 31, 2005 or the date on which our closing stock price is $33.33. These stock options vested on February 28, 2005. In September 2005, to provide Dr. Yoseloff with additional incentive with respect to our performance and growth over the next several years, we granted Dr. Yoseloff options to purchase 200,000 shares at an exercise price of $28.06 as well as 120,000 shares of restricted stock, both to vest upon the earlier of September 1, 2011, or the date(s) on which the closing price of our common stock reaches certain targets.  On December 31, 2008, the Company entered into an amended and restated employment agreement and an amended and restated Covenant Not to Compete with Dr. Yoseloff.  These agreements were amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A.

Paul C. Meyer.  Effective October 31, 2005, we entered into an employment agreement with Mr. Meyer as our President and Chief Operating Officer. The term of the employment agreement was for three years, from November 1, 2005 through October 31, 2008. Mr. Meyer was entitled to receive a base salary at annual rates of $300,000 through January 31, 2006 and $325,000 from February 1, 2006 through October 31, 2006. Effective as of November 1, 2006, Mr. Meyer’s salary was set at $350,000 by the compensation committee. Mr. Meyer was also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board.   Mr. Meyer left the Company on November 1, 2008 upon the expiration of the term of his employment agreement.

(1)	All information relating to options and restricted stock granted and exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

Coreen Sawdon.  Effective August 1, 2007, we entered into an employment agreement with Ms. Sawdon as our Senior Vice President and Chief Accounting Officer. The employment agreement runs for a two-year term, from August 1, 2007 through July 31, 2009, although we can terminate her employment earlier. Ms. Sawdon was entitled to receive a base salary at annual rates of $177,675 through February 17, 2007 and $200,000 from February 18, 2007 through July 31, 2009. Ms. Sawdon is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2009, Ms. Sawdon's annual cash bonus target is 45% of her fiscal year 2009 annual base salary.  On December 31, 2008, the Company entered into an amended and restated employment agreement with Ms. Sawdon.  The employment agreement was amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A.

R. Brooke Dunn.  Effective November 1, 2005, we entered into an employment agreement with Mr. Dunn, our Senior Vice President. The term of the employment agreement was for two years, from November 1, 2005 through October 31, 2007, although we could have terminated his employment prior to the end of such period. On January 9, 2008, we entered into an amendment to Mr. Dunn’s employment agreement, which amendment extended the term of his employment from October 31, 2007 to October 31, 2008. In October 2008, we entered into a second amendment to Mr. Dunn’s employment agreement, which amendment extended the term of his employment from October 31, 2008 to October 31, 2009.  Mr. Dunn was entitled to receive an annual base salary of $250,000 through October 31, 2008. Mr. Dunn was also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board.  Mr. Dunn left the Company effective December 31, 2008.

Timothy J. Parrott.  Effective February 2, 2009, we entered into an employment agreement with Mr. Parrott as our Chief Executive Officer-Elect.  He will become our Chief Executive Officer on or about March 15, 2009. The employment agreement runs for a four-year and nine month term, from February 2, 2009 (the “Effective Date”) through October 31, 2013, although we can terminate his employment earlier.  Effective as of February 2, 2009, Mr. Parrott’s salary was set at $500,000.  Mr. Parrott is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2009, Mr. Parrott shall have an annual cash bonus target of 50% of his base salary and a maximum cash bonus of 100% of his base salary, but in no event less than $75,000.  Additionally, at the first regularly scheduled board meeting after Mr. Parrott’s Effective Date, he shall receive 300,000 options to purchase the Company’s common stock (the “Options”).  The Options shall not be issued out of any option or equity plan, but shall qualify as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.  The Options shall vest one-quarter (1/4) on each 12-month anniversary date of the grant date, commencing on the first 12-month anniversary date of the grant date and continuing for three years thereafter.  The exercise price of the Options shall be the Company’s closing stock price on the date of the grant.  All vesting of the Options shall be subject to Mr. Parrott being employed with the Company on each scheduled vesting date.  Notwithstanding the above vesting schedule, all Options shall accelerate vest in the event of Mr. Parrott’s death or total disability while he is employed by the Company, or in the event a Change in Control of the Company closes while he is employed as the Chief Executive Officer of the Company.  Any future stock options, restricted shares or other equity grants, if any, will be at the sole discretion of the Board.

David Lopez.  Effective May 1, 2008, we entered into an employment agreement with Mr. Lopez as our President – Shuffle Master Americas, which employment agreement was amended on November 16, 2008 at which time Mr. Lopez was promoted to Executive Vice President. The employment agreement runs for a three-year and six month term, from May 1, 2008 through October 31, 2011, although we can terminate his employment earlier.  Effective as of May 1, 2008, Mr. Lopez’s salary was set at $260,000. Mr. Lopez is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2009, Mr. Lopez’s annual cash bonus target is 50% of his fiscal year 2009 annual base salary.  On December 31, 2008, the Company entered into an amended and restated employment agreement with Mr. Lopez.  The employment agreement was amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A.

Roger Snow.  Effective August 1, 2007, we entered into an employment agreement with Mr. Snow as our Senior Vice President of Products, which employment agreement was amended on November 16, 2008 at which time Mr. Snow was promoted to Executive Vice President. The employment agreement runs for a three-year term, from August 1, 2007 through July 31, 2010, although we can terminate his employment earlier.  Effective as of August 1, 2007, Mr. Snow’s salary was set at $240,000.  Mr. Snow is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2009, Mr. Snow’s annual cash bonus target is 50% of his fiscal year 2009 annual base salary.  On December 31, 2008, the Company entered into an amended and restated employment agreement with Mr. Snow.  The employment agreement was amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A.

Jerome R. Smith.  Effective May 1, 2008, we entered into an employment agreement with Mr. Smith as our Senior Vice President and General Counsel, which employment agreement was amended on November 16, 2008 at which time Mr. Smith was promoted to Executive Vice President, General Counsel and Corporate Secretary. The employment agreement runs for a three-year and six month term, from May 1, 2008 through October 31, 2011, although we can terminate his employment earlier.  Effective as of May 1, 2008, Mr. Smith’s salary was set at $250,000.  Mr. Smith is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2009, Mr. Smith’s annual cash bonus target is 50% of his fiscal year 2009 annual base salary.  On December 31, 2008, the Company entered into an amended and restated employment agreement with Mr. Smith.  The employment agreement was amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A.

Non-Competition and Confidentiality.  Each of the chief executive officer and the executive officers has agreed in his or her employment agreement: (i) not to compete with us during the term of their employment and for the Part-Time Employment Period identified below in the Potential Payments Upon Termination or Change in Control section; (ii) not to solicit our employees, independent contractors or agents of the Company during the term of their employment and for the Part-Time Employment Period; and (iii) to maintain the confidentiality of our information. If the executive officer breaches any of these covenants, we have the right to seek injunctive relief and damages.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the executive officers as of October 31, 2008, including the vesting dates for the portions of these awards that had not vested as of that date. Unless an event occurs that causes accelerated vesting, all vesting is subject to continued employment on the applicable vesting date.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Mark L. Yoseloff	11/5/02	61,267	—	9.74	11/4/12
	3/12/03	33,752	—	8.54	3/11/13
	10/23/03	135,000	—	12.33	10/22/13
	2/23/04	371,250	—	15.21	2/22/14
	5/6/04	105,000	—	21.73	5/6/14
	12/1/04	15,000	—	30.56	12/1/14
	9/2/05	—	200,000(2)	28.06	9/2/15
	12/18/07	—	40,000(3)	12.21	12/18/17
Paul C. Meyer(10)	9/29/03	146,568	—	12.22	9/28/13
	3/16/04	67,500	—	18.75	3/15/14
	12/1/04	30,000	—	30.56	12/1/14
	6/27/05	—	20,000(4)	28.06	6/27/15
	12/14/06	6,250	18,750(5)	29.19	12/14/16
	12/18/07	—	30,000(3)	12.21	12/18/17
Coreen Sawdon	10/26/05	9,000	6,000(6)	25.10	10/26/15
	3/27/06	4,000	6,000(7)	33.36	3/27/16
	12/18/07	—	20,000(3)	12.21	12/18/17
	5/22/08	—	20,000(8)	5.00	5/22/18
R. Brooke Dunn(11)	3/12/03	22,500	—	8.54	3/11/13
	10/23/03	45,001	—	12.33	10/22/13
	3/16/04	45,000	—	18.75	3/15/14
	12/1/04	30,000	—	30.56	12/1/14
	6/27/05	—	12,000(9)	28.06	6/27/15
	12/14/06	3,125	9,375(5)	29.19	12/14/16
	12/18/07	—	20,000(3)	12.21	12/18/17

(1)	The number of shares and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)	The unvested portion of these awards is scheduled to cliff vest on September 2, 2011.

(3)	The unvested portion of these awards is scheduled to vest in four installments on December 18, 2008, December 18, 2009, December 18, 2010, and December 18, 2011.

(4)	The unvested portion of these awards is scheduled to cliff vest on June 27, 2010.

(5)	The unvested portion of these awards is scheduled to vest in three installments on December 14, 2008, December 14, 2009, and December 14, 2010.

(6)	The unvested portion of these awards is scheduled to vest in two installments on October 26, 2009 and October 26, 2010.

(7)	The unvested portion of these awards is scheduled to vest in three installments on March 27, 2009, March 27, 2010, and March 27, 2011.

(8)	The unvested portion of these awards is scheduled to vest in four installments on May 22, 2009, May 22, 2010, May 22, 2011, and May 22, 2012.

(9)	The unvested portion of these awards is scheduled to cliff vest on June 27, 2010.

(10)
As a part of his severance arrangement and based on his performance of certain obligations, Mr. Meyer’s outstanding awards may be eligible to vest through October 31, 2011.  For more information, see “Departure of Former President, Chief Operating Officer and Secretary” below.

(11)
As a part of his severance arrangement and based on his performance of certain obligations, Mr. Dunn’s outstanding awards may be eligible to vest through December 31, 2010.  For more information, see “Departure of Former Senior Vice President” below.

STOCK AWARDS

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	(h)	(i)	(j)	(k)	(l)
Mark L. Yoseloff	5/6/04	45,000(2)	173,700	—	—
	12/1/04	15,000(3)	57,900	—	—
	9/2/05	120,000(4)	463,200	—	—
Paul C. Meyer(10)	5/6/04	30,000(2)	115,800	—	—
	12/1/04	11,250(3)	43,425	—	—
	6/27/05	5,000(5)	19,300	—	—
	12/14/06	28,000(6)	108,080	—	—
Coreen Sawdon	12/14/06	3,000(6)	11,580	—	—
	12/14/06	1,015(7)	3,918	—	—
	7/1/07	5,000(8)	19,300	—	—
	12/18/07	2,868(9)	11,070	—	—
R. Brooke Dunn(11)	12/1/04	7,500(3)	28,950	—	—
	6/27/05	5,000(5)	19,300	—	—
	12/14/06	12,500(6)	48,250	—	—

(1)
The dollar amounts shown in Columns (j) and (l) are determined by multiplying the number of shares or units reported in Columns (i) and (k), respectively, by $3.86 (the closing price of our common stock on October 31, 2008, the last trading day of fiscal 2008).

(2)	The unvested portion of this award is scheduled to cliff vest on May 6, 2009.

(3)	The unvested portion of this award is scheduled to cliff vest on December 1, 2009.

(4)	The unvested portion of this award is scheduled to cliff vest on September 1, 2011.

(5)	The unvested portion of this award is scheduled to cliff vest on June 27, 2010.

(6)	The unvested portion of this award is scheduled to vest in two installments on December 14, 2008 and December 14, 2010.

(7)	The unvested portion of this award is scheduled to vest in two installments on December 14, 2008 and December 14, 2009.

(8)	The unvested portion of this award is scheduled to vest in two installments on July 17, 2009 and July 17, 2011.

(9)	The unvested portion of this award is scheduled to vest in two installments on December 18, 2008 and December 18, 2009.

(10)
As a part of his severance arrangement and based on his performance of certain obligations, Mr. Meyer’s outstanding awards may be eligible to vest through October 31, 2011.  For more information, see “Departure of Former President, Chief Operating Officer and Secretary” below.

(11)
As a part of his severance arrangement and based on his performance of certain obligations, Mr. Dunn’s outstanding awards may be eligible to vest through December 31, 2010.  For more information, see “Departure of Former Senior Vice President” below.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2008

The following table presents information regarding the exercise of stock options by the executive officers during fiscal 2008, and on the vesting during fiscal 2008 of other stock awards previously granted to the executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Mark L. Yoseloff	—	—	—	—
Paul C. Meyer	—	—	—	—
Coreen Sawdon	—	—	1,015	12,079
R. Brooke Dunn	—	—	—	—

(1)
The dollar amounts shown in column (e) for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.  There were no exercises of options by the executive officers during fiscal 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon a termination without cause, an executive officer may be entitled to certain severance payments. There are no automatic payments due merely on a Change in Control; however, unvested equity may accelerate vesting upon a Change in Control.

Severance Benefits.  The following table represents the Company’s estimate of the amount of the benefits to which our executive officers would have been entitled had their employment been terminated on October 31, 2008.

Name	Cash Severance ($)	Continued Health Benefits ($)
Mark L. Yoseloff	1,541,538	62,217
Paul C. Meyer	637,000	74,661
Coreen Sawdon	199,390	24,887
R. Brooke Dunn	325,539	49,774

Change in Control Benefits.  The vesting of outstanding equity awards held by our executive officers may accelerate in connection with a Change in Control of the Company. The following table presents the value of the outstanding and unvested equity awards held by each of our executive officers that would have vested if a Change in Control had occurred on October 31, 2008.

Name	Equity Acceleration(1) ($)
Mark L. Yoseloff	694,800
Paul C. Meyer	286,605
Coreen Sawdon	45,868
R. Brooke Dunn	96,500

(1)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company’s common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, we have assumed full acceleration of all outstanding and unvested equity awards held by each of our executive officers as of October 31, 2008.

Termination Upon Disability or Death

The executive officers are not entitled to any benefits upon death or disability beyond what is available to all of our employees, as described below.

Payments Made Upon Disability

Under our benefits program, all of our eligible employees, including the executive officers, are provided long-term disability insurance coverage. In addition, all unvested equity awards will vest in the event of the executive officer’s total disability, provided that the executive officer is employed by the Company at such time.

Payments Made Upon Death

Under our benefits program, all of our eligible employees, including the executive officers, are provided life insurance benefits coverage. In addition, all unvested equity awards will vest in the event of the executive officer’s death, provided that the executive officer is employed by the Company at such time.

Employment Agreements

All of our executive officers are “at will” employees, which means that the Company may terminate each of the executive officer’s full-time employment at any time either with or without just cause. Upon certain types of terminations of employment, severance benefits may be paid to the executive officers as described in their employment agreements. The specific severance arrangements for Mr. Meyer and Mr. Dunn are discussed in the sections headed “Departure of Former President, Chief Operating Officer and Secretary” and “Departure of Former Senior Vice President” below.

In the event of any termination of an executive officer’s full-time employment with the Company without just cause, or in the event an executive officer’s full-time employment is not extended or renewed beyond his or her term of employment as set forth in the employment agreement (the “Term”) on terms at least as favorable to the executive officer as the executive officer is receiving during the last year of the Term, then the executive officer will remain, for a period of time, as a part-time employee and will be entitled to severance benefits. During the severance period the executive officer will remain bound to the covenant not to compete and confidentiality obligations contained in the employment agreement.

Chief Executive Officer Severance Benefits

In the event that Dr. Yoseloff is terminated from full-time employment during the Term without just cause, or if the Company does not offer to renew his employment agreement on terms at least as favorable to Dr. Yoseloff as Dr. Yoseloff is receiving on February 23, 2004, then, during the two year and nine month period (the “Part-Time Employment Period”) immediately following Dr. Yoseloff’s last day of his full-time employment, Dr. Yoseloff will be paid each month, an amount determined as follows: Dr. Yoseloff’s annualized base salary as of his last day of full-time employment will be added to Dr. Yoseloff’s average annual bonus awarded under the annual executive bonus program over the last three years of Dr. Yoseloff’s full-time employment. The resulting amount will be paid to Dr. Yoseloff over the Part-Time Employment Period immediately following the last day of his full-time employment, in equal amounts, at the same intervals as other employees of the Company are being paid.  In addition, under Dr. Yoseloff’s Covenant Not to Compete Agreement, and in consideration of Dr. Yoseloff agreeing not to compete for a period of three (3) years immediately following his last day of employment, Dr. Yoseloff shall be entitled to an amount determined as follows:  Dr. Yoseloff’s annualized base salary as of his last day of employment will be added to his average annual bonus over his last three (3) years of employment, then multiplied by 2, and that product will be paid to him as follows: one third on the first January 5th following his last day of employment, one third on the second January 5th following his last day of employment, and one third on the third January 5th following his last day of employment. Furthermore, during the Part-Time Employment Period, Dr. Yoseloff’s unvested stock options and restricted stock awards will continue to vest.

In addition, unless Dr. Yoseloff is terminated by the Company for just cause, then during the Part-Time Employment Period and thereafter, until Dr. Yoseloff’s death, Dr. Yoseloff shall be eligible to participate in the Company’s health care (medical and dental) plan as a Class 2 employee, which benefit shall provide the same health care coverage for Dr. Yoseloff and his family as they were then receiving on the last date of Dr. Yoseloff’s full-time employment with the Company. The Company shall pay the entire cost of this health care coverage for Dr. Yoseloff and his family for as long as Dr. Yoseloff desires said coverage.

Executive Officers Severance Benefits

Coreen Sawdon

In the event of any termination of Ms. Sawdon’s full-time employment with the Company without just cause, or in the event that Ms. Sawdon’s full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Ms. Sawdon as Ms. Sawdon is receiving during the last year of the Term, then, during the twelve (12) month period (the “Part-Time Employment Period”) immediately following Ms. Sawdon’s last day of her full-time employment, Ms. Sawdon (i) shall be paid an amount equal to one half of her then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for her covenant not to compete equal to the average annual bonus which Ms. Sawdon has received for the three most recent fiscal years during which Ms. Sawdon was employed, provided however that if Ms. Sawdon has not been employed for three full fiscal years, then the Company shall use the actual number of full fiscal years that Ms. Sawdon was employed. The amounts due to Ms. Sawdon shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Ms. Sawdon shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits that Ms. Sawdon would have received had her employment not been so terminated, or not extended, provided however, if Ms. Sawdon is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Ms. Sawdon’s unvested stock options and restricted stock awards will continue to vest.

Departure of Former President, Chief Operating Officer and Secretary

Effective October 31, 2005, we entered into an employment agreement with Mr. Meyer that provided for his employment as our President and Chief Operating Officer through October 31, 2008. On November 1, 2008, Mr. Meyer left the Company at the expiration of his current employment agreement.  As a result, Mr. Meyer will receive the following payments and benefits all of which are limited to those amounts we are contractually obligated to pay under his employment agreement and in consideration for Mr. Meyer agreeing to continue as a part-time employee to assist the Company as requested by the chief executive officer and based on his performance of certain obligations. During the thirty-six (36) month period beginning November 1, 2008 and ending on October 31, 2011 (the “Part-Time Employment Period”), Mr. Meyer (i) shall be paid an amount equal to eighteen (18) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to One Hundred Twelve Thousand Dollars ($112,000). The amounts due to Mr. Meyer shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Meyer shall continue to receive, during the Part-Time Employment Period, all medical insurance and any other benefits or insurance coverages that Mr. Meyer would have received had his employment not been so terminated, provided however, if Mr. Meyer is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Meyer’s unvested stock options and restricted stock awards will continue to vest.

Departure of Former Senior Vice President

Effective November 1, 2005, we entered into an employment agreement with Mr. Dunn that provided for his employment as our Senior Vice President through October 31, 2009. On December 31, 2008, Mr. Dunn ceased his full-time employment with the Company.  As a result, Mr. Dunn will receive the following payments and benefits all of which are limited to those amounts we are contractually obligated to pay under his employment agreement and in consideration for Mr. Dunn agreeing to continue as a part-time employee to assist the Company as requested by the chief executive officer and based on his performance of certain obligations. During the twenty-four (24) month period beginning January 1, 2009 and ending on December 31, 2010 (the “Part-Time Employment Period”), Mr. Dunn (i) shall be paid an amount equal to twelve (12) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to Seventy-Five Thousand Five Hundred Thirty-Nine Dollars ($75,539). The amounts due to Mr. Dunn shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Dunn shall continue to receive, during the Part-Time Employment Period, all medical insurance and any other benefits or insurance coverages that Mr. Dunn would have received had his employment not been so terminated, provided however, if Mr. Dunn is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Dunn’s unvested stock options and restricted stock awards will continue to vest.

THE SHUFFLE MASTER, INC. 2004 EQUITY INCENTIVE PLAN

Under Article 9 of the Amended and Restated Plan and unless the Board alters this provision as a condition of the equity grant, upon a Change in Control all restrictions on restricted stock awarded to an executive officer would lapse and all unvested options granted to such executive officer would vest and become immediately exercisable. A Change in Control is defined as:

(1)
That the Company has issued or the Company’s officers and directors have transferred (and/or assigned their voting rights related to) shares of stock (or other securities convertible into or exchangeable for stock) representing at least twenty percent (20%) of the outstanding stock of the Company (including a series of similar transactions effected within six (6) months which, in the aggregate, result in the issuance and/or transfer of (and/or assignment of voting rights related to) at least twenty percent (20%) of the Company’s outstanding stock) (the percentages set forth in this subsection to be computed after completion of the subject transactions and as though shares “beneficially owned,” as defined in Rule 13d-3 under the Exchange Act, were, in fact, owned);

(2)
That the individuals who constitute the board of directors on the effective date of the Plan cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the board on the effective date of the Plan will, for purposes of this subsection, be considered as though such persons were a member of the board of directors on the effective date of the Plan; or

(3)
A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any person becomes, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

provided, however, to the extent required for purposes of compliance with Section 409A, Change in Control of the Company shall not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event” (as such term is defined in Section 409A and the regulations issued thereunder), with respect to the Company.

Certain older equity accelerates vesting under the Change in Control definition contained in the 2004 Plan. Other more recent equity only accelerates vesting in the event of an actual closing of a Change in Control event.

INDEPENDENT DIRECTOR COMPENSATION—FISCAL 2008

The following table presents information regarding the compensation paid during fiscal 2008 to members of our Board who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Dr. Yoseloff, who is also employed by us, is presented above in the Summary Compensation Table—Fiscal 2008 and 2007 and the related explanatory tables. Dr. Yoseloff is not entitled to receive additional compensation for his services as director.

In connection with the determination of the compensation for independent directors, the Company engaged HR Metrics, Inc. to conduct a study of independent director compensation and to make recommendations regarding the current independent director compensation structure compared to a peer group consisting of gaming and technology-based companies.  The same peer group was utilized as for the review of executive compensation levels.  The consultant recommended a competitive pay package for independent directors consisting of annual cash compensation, annual stock compensation, and committee chairman/member compensation.

Each independent director receives a quarterly cash payment and an annual grant of non-qualified stock options and/or restricted stock after our annual meeting of shareholders. With the approval of our Board, our governance committee determines the number of options or restricted stock granted to each independent director, the exercise price (which is always the closing price on the date of grant), the vesting schedule and other terms. Our Board may also make discretionary grants of stock options or restricted stock to independent directors pursuant to the recommendations of the governance committee. During the fiscal year ended October 31, 2008, all options and restricted stock granted to independent directors were granted pursuant to our 2004 Equity Incentive Plan for Non-Employee Directors. Directors who are not independent directors receive no separate compensation for their service as a director. The following table provides information about options and restricted stock granted to our independent directors during fiscal 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
	(a)	(b)	(c)	(d)
Garry W. Saunders	55,625	43,251	65,957	164,833
Louis Castle	55,625	43,251	65,957	164,833
Phillip C. Peckman	59,375	32,394	79,149	170,918
John R. Bailey(3)	48,958	22,932	92,087	163,977
James L. Nelson (4)	32,708	—	19,060	51,768
William Warner(3)	—	—	—	—

(1)
These amounts reported in Columns (b) and (c) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2008 under Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” (“SFAS 123R”). These amounts do not reflect amounts paid to or realized by the director for fiscal 2008. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our annual report for fiscal 2008 filed on Form 10-K. In calculating expense for non-employee director stock options for financial statement reporting purposes, we do not assume any service-based forfeitures.

(2)
At the annual meeting of our shareholders on March 26, 2008, each Non-Employee Director was granted an option to purchase 40,000 shares of our common stock with an exercise price of $6.00 per share (the closing price on the date of grant) and an aggregate grant date fair value of $102,400.00.  In recognition of his service as Chairman of the audit committee, Mr. Peckman was granted an option to purchase an additional 8,000 shares of our common stock with an exercise price of $6.00 per share (the closing price on the date of grant) and an aggregate grant date fair value of $20,480.00.

(3)	Messrs. Bailey and Warner were appointed as members of the Board effective January 22, 2008 and October 30, 2008, respectively.

(4)	Mr. Nelson resigned as a member of the Board effective as of May 23, 2008, at which time his unvested stock awards and option awards were forfeited.

The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our Non-Employee Directors as of October 31, 2008.

Name	Number of Shares Subject to Outstanding and Unexercised Options	Number of Unvested Shares of Restricted Stock
Garry W. Saunders	169,000	—
Louis Castle	70,500	—
Phillip C. Peckman	65,000	—
John R. Bailey	57,000	3,000
James L. Nelson	—	—
William Warner	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 31, 2008, with respect to shares which may be issued under our equity compensation plans:

	Number of Shares Which May be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuances
Equity compensation plans approved by security holders	3,396,348	$17.80	1,276,342
Equity compensation plans not approved by security holders	—	—	—
Total	3,396,348	$17.80	1,276,342

(1)	The number of shares and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

As of October 31, 2008, we have no individual compensation arrangements that provide for the issuance of our securities which have not been approved by our shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Deloitte served as our independent registered public accountant for the fiscal years ended October 31, 2008 and October 31, 2007. The following table presents fees for professional services rendered by Deloitte related to the audit of our annual financial statements for the fiscal years ended October 31, 2008 and October 31, 2007 and fees billed for other services rendered by Deloitte during those years.

Fee Type	2008	2007
Audit Fees	$2,316,000	$1,908,000
Audit-Related Fees	—	—
Tax Fees	1,181,000	1,047,000
All Other Fees	—	—
Total Fees	$3,497,000	$2,955,000

Audit Fees.  Audit fees are fees for professional services related to the audit of our financial statements included in our annual report on Form 10-K and review of our financial statements included in our quarterly reports on Form 10-Q, attestation of management’s assessment of internal control, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, including our current reports on Form 8-K and registration statements under the Securities Act of 1933.

Audit-Related Fees.  Audit-related fees are fees for assurance and services that are reasonably related to the performance of the audit or review of our financial statements. This includes audit of employee benefit and compensation plans, due diligence related to mergers and acquisitions, attestations by Deloitte that are not required by statute or regulations and consulting on financial accounting/reporting standards.

Tax Fees.  Of the total amount of tax fees, fees for tax compliance and preparation services totaled $995,000 and $790,000 in fiscal 2008 and 2007, respectively. This includes preparation of our original and amended tax returns, including our subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from “audit-related” items. Fees for tax due diligence and international structure consultation totaled $186,000 and $257,000 in fiscal 2008 and 2007, respectively, of the total amount of tax fees.

All Other Fees.  Fees for all other permissible services were not material.

Deloitte has indicated, and our audit committee has agreed, that the services performed by Deloitte that were not related to its audit of our financial statements were at all times compatible with maintaining that firm’s independence.

Our audit committee pre-approves all auditing services and fees. The audit committee also pre-approves all permitted non-audit services and corresponding fees above a certain amount to be performed for us by our independent registered public accountant subject to “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act. Non-audit services are approved by our audit committee prior to the completion of the audit. At the beginning of each fiscal year, a description of each anticipated project of non-audit services is provided to our audit committee. Our audit committee reviews those descriptions and pre-approves those services, project by project, prior to the beginning of each project. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the audit committee for pre-approval prior to engaging our independent registered public accountant to perform any services. The authority to grant specific pre-approval between regularly scheduled audit committee meetings has been delegated to the chairman of the audit committee. Our audit committee is regularly informed as to the non-audit services actually provided by our independent registered public accountant pursuant to the pre-approved projects. Fees paid to our independent registered public accountant in reliance on the “de minimus” exception referred to above did not exceed permissible amounts during fiscal 2008.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the Company’s Board consists of five Non-Employee Directors, Phillip C. Peckman, as Chairman, Garry W. Saunders, Louis Castle, John R. Bailey and William Warner each of whom the Board has determined to be an independent director as defined in the rules of NASDAQ. The Board has determined that Mr. Peckman qualifies as an “audit committee financial expert” as defined by the applicable SEC regulations. The audit committee is a standing committee of the Board and operates under a written charter adopted by the Board, which is available on our website at www.shufflemaster.com in the For Investors—Corporate Governance—Directors section. Among its other functions, the audit committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accountant (the “independent auditors”).

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

It is not the responsibility of our audit committee to prepare our financial statements in accordance with generally accepted accounting principles; that is the responsibility of our management. Further, it is not the responsibility of our audit committee to plan and conduct annual audits or quarterly reviews; that is the responsibility of our independent auditors. It is also not the responsibility of our audit committee to ensure compliance by us with laws and regulations; that is the responsibility of our management.

During fiscal 2008, at each of its meetings, the audit committee met with the senior members of the Company’s financial management team and the independent auditors. The audit committee’s agenda is established by the audit committee’s chairman and senior members of the Company’s financial management team in accordance with the audit committee charter. The audit committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, with and without management representation, to discuss financial management, evaluations of the Company’s internal controls over financial reporting and the Company’s accounting principles.

The audit committee has reviewed and discussed the Company’s audited financial statements with management. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Company’s independent auditors also provided to the audit committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence. The committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the audit committee’s discussion with management and the independent auditors, and the audit committee’s review of the Company’s audited financial statements and the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended October 31, 2008 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Phillip C. Peckman (Chairman)
Garry W. Saunders
Louis Castle
John R. Bailey
William Warner

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff and internal audit staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. All reportable transactions between us and our related parties other than in the ordinary course of business are reviewed and approved in advance by our audit committee.

Compensation Committee Interlocks and Insider Participation

Garry W. Saunders, a member of our Board since October 2002 and a member of our compensation committee since 2004, also serves as the Executive Vice President and Chief Operating Officer of Melco Crown Entertainment LTD (“Melco”). Melco is an ongoing customer of the Company. In fiscal 2008, the Company sold $1,552,463.77 of products to Melco. These transactions occurred in the ordinary course of business and at a rate comparable to similar Company transactions. Mr. Saunders has not derived any direct benefit from these transactions, nor was he involved in the Company’s decision to enter into these transactions with Melco.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, certain of our officers and persons holding 10% of our common stock to file reports with the SEC regarding their ownership, acquisitions and dispositions of our common stock. All executive officers and directors timely filed all reports as required during and with respect to the fiscal year ended October 31, 2008, except as described below. These reports are available on our website at www.shufflemaster.com and on the SEC’s website at www.sec.gov.

A Form 4 under Section 16(a) of the Securities Exchange Act of 1934 for Piers Morgan was not timely filed during fiscal 2008.  In connection with the Company's public offering of its common stock which closed on July 25, 2008, Mr. Morgan purchased 3,000 shares at $4.25 a share (the "Shares"). Shortly thereafter, 2,500 of the Shares were mistakenly sold by Mr. Morgan's broker. Pursuant to Section 16(b) of the Securities Exchange Act of 1934, Mr. Morgan initiated a wire transfer on August 25, 2008 to disgorge all of the profits to the Company that were inadvertently gained by the sale of the Shares. The wire transfer was completed August 27, 2008, and the Company was fully paid.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders to be considered for inclusion in the proxy statement and proxy card for the 2010 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the corporate secretary of the Company, Shuffle Master, Inc., 1106 Palms Airport Drive, Las Vegas, Nevada 89119, and must be received by Friday, October 9, 2009.

In addition, the Company’s amended and restated bylaws include advance notice provisions relating to shareholder nominations for directors or other business not intended to be included in the Company’s proxy materials pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the corporate secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the amended and restated bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2010 annual meeting of shareholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the corporate secretary no earlier than Wednesday, November 18, 2009, and no later than Friday, December 18, 2009. However, in the event the 2010 annual meeting of shareholders is to be held on a date that is not within 25 days before or after March 18, 2010, then notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or delivered or such public disclosure of the date of the annual meeting was made, whichever first occurs. If a shareholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHAREHOLDER COMMUNICATIONS

Shareholders can send communications to the Board by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

Where shareholders request information or ask questions that our management can more efficiently address, our Investor Relations Department responds to such shareholder communications without forwarding them to the Board; however, the Investor Relations Department will forward any shareholder communication concerning employee fraud or accounting matters to the audit committee. All other communications are forwarded by the Investor Relations Department to either the full Board or the chairman of our committees, as appropriate.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.

OTHER BUSINESS

We do not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and we know of no other business to come before the meeting.

By Order of the Board of Directors,

Jerome R. Smith
Executive Vice President, General Counsel and Corporate Secretary
February 6, 2009
Las Vegas, Nevada

Appendix A

The Shuffle Master, Inc.

2004 Equity Incentive Plan
(as Amended and Restated on January 28, 2009)

A-i

ARTICLE 7.	STOCK APPRECIATION RIGHTS	A-11

7.1)	Grant of Stock Appreciation Rights	A-11
7.2)	Stock Appreciation Rights Agreement	A-11
7.3)	Exercise of Stock Appreciation Rights	A-11
7.4)	Payment of Stock Appreciation Right Amount	A-12
7.5)	Form and Timing of Payment	A-12
7.6)	Term of Stock Appreciation Rights	A-12
7.7)	Termination Due to Death or Disability	A-12
7.8)	Termination for Other Reasons	A-12
7.9)	Nontransferability of Stock Appreciation Rights	A-12

ARTICLE 8.	RESTRICTED STOCK	A-12

8.1)	Grant of Restricted Stock	A-12
8.2)	Restricted Stock Agreement	A-13
8.3)	Transferability	A-13
8.4)	Other Restrictions	A-13
8.5)	Certificate Legend	A-13
8.6)	Removal of Restrictions	A-13
8.7)	Voting Rights; Shareholder Rights Plan	A-13
8.8)	Dividends and Other Distributions	A-13
8.9)	Termination Due to Death or Disability	A-13
8.10)	Termination for Other Reasons	A-14
8.11)	Election Under Code Section 83(b)	A-14

ARTICLE 8A.	RESTRICTED STOCK UNITS	A-14

8A.1)	Award of Restricted Stock Units	A-14
8A.2)	Restricted Stock Unit Agreement	A-14
8A.3)	Terms of Restricted Stock Unit Awards	A-14
8A.4)	Nontransferability of Restricted Stock Units	A-14
8A.5)	Dividends and Other Distributions	A-14

ARTICLE 9.	CHANGE IN CONTROL	A-15

9.1)	Acceleration of Vesting; Termination of Period of Restriction	A-15
9.2)	No Limitation on Exercise Period	A-15
9.3)	No Extension of Exercise Period	A-15
9.4)	Limitation on Payments	A-15

ARTICLE 10.	BENEFICIARY DESIGNATION	A-15

ARTICLE 11.	RIGHTS OF PARTICIPANTS	A-16

11.1)	Participation	A-16
11.2)	No Implied Rights	A-16
11.3)	No Right to Company Assets	A-16

ARTICLE 12.	AMENDMENT, MODIFICATION, AND TERMINATION	A-16

12.1)	Amendment, Modification, and Termination	A-16
12.2)	Awards Previously Granted	A-17

A-ii

ARTICLE 13.	GOVERNMENT REGULATION AND REGISTRATION OF SHARES	A-17

13.1)	General	A-17
13.2)	Compliance as an SEC Registrant	A-17

ARTICLE 14.	SUCCESSORS	A-17

ARTICLE 15.	MISCELLANEOUS	A-17

15.1)	Rights as Shareholder	A-17
15.2)	No Obligation to Exercise Option or SAR; Maintenance of Relationship	A-17
15.3)	Withholding Taxes	A-18
15.4)	Purchase for Investment; Rights of Holder on Subsequent Registration	A-18
15.5)	Modification of Outstanding Awards	A-18
15.6)	Liquidation	A-18
15.7)	Restrictions on Issuance of Shares	A-18
15.8)	Certain Limitations on Awards to Ensure Compliance with Code Section 409A	A-19

ARTICLE 16.	REQUIREMENTS OF LAW	A-19

16.1)	Requirements of Law	A-19
16.2)	Governing Law	A-19

A-iii

ARTICLE 1.

ESTABLISHMENT, PURPOSE, AND DURATION

1.1) Establishment of the Plan.  This plan, known as "The Shuffle Master, Inc. 2004 Equity Incentive Plan" (as Amended and Restated on January 28, 2009) was established effective as of February 17, 2004, subject to approval by the shareholders of Shuffle Master, Inc. for the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units and Restricted Stock to selected officers, employees and Contractors of the Company, and was subsequently amended by a First Amendment on January 18, 2007, and was amended and restated on December 31, 2008, to solely incorporate various provisions to comply with Section 409A of the Code, and again amended and restated on January 28, 2009, subject to approval by the shareholders of Shuffle Master, Inc., to increase the number of Shares available for issuance under the Plan and to make other related technical changes.

1.2) Purpose of the Plan.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to the Company’s officers, employees and Contractors by linking their personal interests to the long-term financial success of the Company and its Subsidiaries, and to growth in shareholder value.

1.3) Duration of the Plan.  The Plan will commence on the effective date set forth in Section 1.1, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all Shares subject to it have been purchased or acquired according to the provisions herein.  No Awards may be granted under the Plan after the tenth anniversary of the effective date of the Plan.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

2.1) Definitions.  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

(a) "Award" means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock Units or Restricted Stock.

(b) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Cause” shall include but not be limited to:  (i) willful breach of any agreement entered into with the Company; (ii) misappropriation of the Company’s property, fraud, embezzlement, breach of fiduciary duty, other acts of dishonesty against the Company; or (iii) conviction of any felony or crime involving moral turpitude.

(e) “Change in Control” shall mean:

(1)
That the Company has issued or the Company’s officers and directors have transferred (and/or assigned their voting rights related to) shares of Stock (or other securities convertible into or exchangeable for Stock) representing at least twenty percent (20%) of the outstanding Stock of the Company (including a series of similar transactions effected within six (6) months which, in the aggregate, result in the issuance and/or transfer of (and/or assignment of voting rights related to) at least twenty percent (20%) of the Company’s outstanding Stock) (the percentages set forth in this subsection to be computed after completion of the subject transactions and as though Shares “beneficially owned,” as defined in Rule 13d-3 under the Exchange Act, were, in fact, owned);

(2)
That the individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Board on the effective date of the Plan will, for purpose of this subsection, be considered as though such persons were a member of the Board of Directors on the effective date of the Plan; or

(3)
A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any Person becomes, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

provided, however, to the extent required for purposes of compliance with Section 409A, Change of Control of the Company shall not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder), with respect to the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Committee” means a committee consisting solely of not less than three members of the Board of Directors of the Company, each of whom is a director who satisfies each of the following requirements:

(1)
The director qualifies as a “non-employee director” within the meaning of, and to the extent required to comply with, Rule 16b-3 of the Exchange Act or any successor provision promulgated under the Exchange Act;

(2)	The director qualifies as an “outside director” within the meaning of, and to the extent required to comply with, Code Section 162(m); and

(3)	The director qualified as an “independent director” as defined in Rule 4200(a)(14) of the Rules of The National Association of Securities Dealers, Inc., as amended from time to time.

The term “Committee” shall refer to the Board of Directors of the Company during such times as no committee is appointed by the Board of Directors and during such times as the Board of Directors is acting in lieu of the Committee.

        (h) “Company” means Shuffle Master, Inc., a Minnesota corporation, or any successor thereto as provided in Article 14.

(i) “Contractor” means an individual who is an agent of the Company or a Subsidiary or is retained to provide consulting or other services to the Company or a Subsidiary, and who is not an employee of the Company or any Subsidiary.  Unless otherwise specified by an agreement in writing, a Contractor’s status as a Contractor shall for purposes of the Plan be deemed to have terminated at such time as the Committee shall determine.  A non-employee director of the Company shall not be considered a Contractor for purposes of the Plan.

(j) “Disability” means a physical or mental impairment which prevents a Participant from performing his regularly-scheduled duties as an officer, employee or Contractor, and which is expected to be of long duration or result in death.  All determinations as to a Participant’s disability status shall be made by the Committee in its discretion and on the basis of such evidence as it shall deem appropriate; provided, however that if a Participant qualifies as disabled within the definition of Code Section 22(e)(3) or qualifies for disability income benefits under a long-term disability benefit plan or insurance policy maintained by the Company or a long-term disability insurance policy maintained by the Participant individually, such qualification shall be conclusive evidence of the Participant’s disability for purposes of this Plan; further provided, however, to the extent required for purposes of compliance with Section 409A, a disability shall not be deemed to occur unless the disability constitutes a “Disability” within the meaning of Code Section 409A(C).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(l) “Fair Market Value” means the price per Share of the common Stock of the Company determined as follows:  (i) if the security is listed for trading on one or more national securities exchanges or is quoted on the Nasdaq National Market System (“Nasdaq NMS”), the reported last sales price on such principal exchange or system on the date in question (if such security shall not have been traded on such principal exchange or on the Nasdaq NMS on such date, the reported last sales price on such principal exchange or on Nasdaq NMS on the first day prior thereto on which such security was so traded); or  (ii) if the security is not listed for trading on a national securities exchange and is not quoted on Nasdaq NMS but is quoted on the Nasdaq Small Cap System or is otherwise traded in the over-the-counter market, the mean of the highest and lowest bid prices for such security on the date in question (if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the most recent day prior thereto (not to exceed ten (10) days prior to the date in question) on which such prices existed); or (iii) if neither (i) nor (ii) is applicable, by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.  Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

(m) “Family Member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.

(n) “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder.  “Non-409A Awards” mean Awards other than 409A Awards.  For purposes of this Plan, all Awards other than Restricted Stock Units are intended to be Non-409A Awards.

(o) “Incentive Stock Option” means any stock option granted pursuant to this Plan as an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” means any stock option granted pursuant to this Plan other than as an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(r) “Participant” means an officer, employee or Contractor who has been granted an Award under the Plan.

(s) “Period of Restriction” means the period during which the transfer or sale of Shares of Restricted Stock by the Participant is restricted.

(t) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(u) “Plan” means this Shuffle Master, Inc. 2004 Equity Incentive Plan, as amended.

(v) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.

(w) “Restricted Stock Unit” or “RSU” means an Award designated as a Restricted Stock Unit, granted to a Participant pursuant to Article 8A.

(x) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(y) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company, if, at the time of granting the Award, each of the companies other than the last company in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other companies in such chain.  The term shall include any Subsidiaries which become such after adoption of this Plan.

(z) “Stock” or “Shares” means the common stock of the Company.

(aa) “Stock Appreciation Right” or “SAR” means an Award designated as a Stock Appreciation Right, granted to a Participant pursuant to Article 7.

(bb) “Voting Stock” shall mean securities of any class or classes of stock of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors.

2.2) Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

2.3) Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3.

ADMINISTRATION

3.1) The Committee.  The Plan shall be administered by the Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2) Authority of the Committee.  Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules for its administration; to accelerate the vesting of any Option or SAR, or the termination of any Period of Restriction under any Award agreement, or other instrument relating to an Award under the Plan; and (subject to the provisions of Article 12) to amend the terms and conditions of any outstanding Option, SAR, RSU or Restricted Stock Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, provided, however, that any such modification would not result in penalties imposed by Code Section 409A and that such actions may only be taken to the extent permitted by Code Section 409A.  Except as required by Section 4.3 and as provided in Article 12, in no event shall the Committee have the right to (i) cancel outstanding Options or SARs for the purpose of replacing or regranting such Options or SARs with an exercise price that is less than the original exercise price of the Option or SAR or (ii) change the exercise price of an Option or SAR to an exercise price that is less than the original exercise price without first obtaining the approval of shareholders of the Company.  Notwithstanding the foregoing, as provided in Section 12.2, no action of the Committee (other than pursuant to Section 4.3) may, without the consent of the person or persons holding Restricted Stock or any outstanding Option or Stock Appreciation Right, adversely affect the rights of such person or persons.

3.3) Selection of Participants.  Subject to the provisions of Section 5.2, the Committee shall have the authority to grant Awards under the Plan, from time to time, to such current officers, employees and Contractors as it may select; provided, however, that Incentive Stock Options may only be granted to employees.  Without amending the Plan, the Committee may grant Awards to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

3.4) Decisions Binding.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its stockholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.5) Procedures of the Committee.  All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.  Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company’s Articles of Incorporation and Minnesota law for their services as directors of the Company.

3.6) Award Agreements.  Awards under the Plan shall be evidenced by an Award agreement, which shall be signed by an officer of the Company and by the Participant, and shall contain such terms and conditions as are approved by the Committee.  Such terms and conditions need not be the same in all cases.

3.7) Conditions on Awards.  Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, impositions on the time of exercise of Options and SARs to specified periods) as it deems appropriate.

3.8) Saturdays, Sundays and Holidays.  When a date referenced in an Award agreement falls on a Saturday, Sunday or other day when the Company’s general office is closed, the date referenced will revert back to the day prior to such date.

ARTICLE 4.

STOCK SUJECT TO THE PLAN

4.1) Number of Shares.  Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be delivered under the Plan shall not exceed Five Million Two Hundred Thousand (5,200,000) Shares, of which no more than Two Million Five Hundred Ninety Thousand (2,590,000) Shares may be granted as Restricted Stock pursuant to Article 8.  For purposes of determining at any time the number of shares that may be delivered pursuant to this Section 4.1, the exercise of a Stock Appreciation Right, whether paid in cash or Stock, shall be treated as a delivery of, and a reduction to remaining available shares by, that number of Shares which corresponds to the number of Shares with respect to which the Stock Appreciation Right is exercised.

4.2) Lapsed Awards.  If any Award granted under this Plan terminates, expires, or lapses for any reason, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.1.

4.3) Adjustments in Authorized Shares.  In the event that the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another company by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares or dividends payable in capital stock, an appropriate adjustment shall be made in the number and kind of Shares as to which Awards may be granted under the Plan and as to which outstanding Options and SARs or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Participant shall be maintained as before the occurrence of such event; such adjustment in outstanding Options and SARs shall be made without change in the total price applicable to the unexercised portion of such Awards and with a corresponding adjustment in the exercise price per Share.  No such adjustment shall be made hereunder which shall, within the meaning of any applicable sections of the Code, constitute a modification, extension or renewal of an Award or a grant of additional benefits to a participant.

(a) If the Company is a party to a merger, consolidation, reorganization, or similar corporate transaction and if, as a result of that transaction, its Shares are exchanged for:  (i) other securities of the Company and/or (ii) securities of another company which has assumed the outstanding Awards under the Plan or has substituted for such Awards its own awards, then each Participant shall be entitled (subject to the conditions stated herein or in such substituted awards, if any), in respect of that Participant’s Awards, to rights with respect to such other securities of the Company or of such other company as are sufficient in the determination of the Committee to ensure that the value of the Participant’s Awards immediately before the corporate transaction is equivalent to the value of such Awards immediately after the transaction, taking into account the exercise price of Options and SARs before such transaction, the Fair Market Value of Shares immediately before such transaction and the Fair Market Value immediately after the transaction of the securities then subject to that Award (or to the award substituted for that Award, if any).  The Committee shall make the determinations specified in this subsection (b) in the event of any transaction described in this subsection (b), and its determination shall be binding on all Participants.

(b) Upon the happening of any such corporate transaction, the class and aggregate number of Shares subject to the Plan which have been heretofore or may be hereafter granted under the Plan shall be appropriately adjusted to reflect the events specified in this Section 4.3.

ARTICLE 5.

ELIGIBILITY AND PARTICIPATION

5.1) Eligibility.  Awards may be granted only to a person who on the date of grant is an officer, employee or Contractor of the Company or a Subsidiary of the Company.  All officers, employees and Contractors of the Company or a Subsidiary are eligible to receive Awards under the Plan; provided, however, that only employees shall be eligible for a grant of Incentive Stock Options.  No officer, employee or Contractor shall have any right to be granted an Award under this Plan even if previously granted an Award.

Without amending the Plan, the Committee may grant Awards to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and in furtherance of such purposes, the Committee may make such modification, amendments, procedures, subplans, and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees.

5.2) Actual Participation.  Awards shall be granted as follows:

(a) The Committee may grant such type(s) of Awards to such officers, employees and Contractors of the Company or a Subsidiary at such times as the Committee shall determine; provided, however, that Incentive Stock Options shall be granted only to employees.  Awards granted under this subsection shall contain such terms and conditions may be as determined by the Committee at the time of grant.

(b) The maximum number of Shares with respect to which Awards may be granted to any Participant for any fiscal year of the Company is Five Hundred Sixty-Two Thousand Five Hundred (562,500) Shares.  For purposes of these maximum limits, the grant of a Stock Appreciation Right shall be treated as the grant of an Option for that number of Shares which corresponds to the number of Shares with respect to which the Stock Appreciation Right is or may become exercisable.

ARTICLE 6.

STOCK OPTIONS

6.1) Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant, and to determine whether an Option shall be granted as an Incentive Stock Option or a Nonqualified Stock Option.  The Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion.  The previous provisions of this Section 6.1 notwithstanding, the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which an Incentive Stock Option under this Plan or any other plan of the Company or its Subsidiaries is exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the Shares with respect to which the Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any Subsidiary) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Nonqualified Stock Options.  The determination will be made by taking Incentive Stock Options into account in the order in which they were granted.  If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which Shares will be treated as Shares to be acquired upon exercise of an Incentive Stock Option.

6.2) Option Agreement.  Each Option grant shall be evidenced by an Option agreement that shall specify the Participant, the Option exercise price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions, including vesting, as the Committee shall determine.  If not specified by the Committee at the time an Option is granted, such Option shall vest at the rate of 25% on each of the first four anniversaries of the date of grant.

6.3) Option Exercise Price.  The Option exercise price per share of Stock covered by the Option shall be determined by the Committee, but may not be less than the Fair Market Value of the Stock on the date the Option is granted; provided, however, that the exercise price of any Incentive Stock Option granted to an employee who, on the date of execution of the Option agreement owns more than ten percent (10%) of the total combined voting power of all series of Stock then outstanding, shall be at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date of execution of the Option agreement.

6.4) Duration of Options.  No Option may be exercised after ten (10) years from the date on which the Option was granted.  If an earlier expiration date is not specified by the Committee at the time of grant, each Option shall expire at the close of business on the tenth (10th) anniversary of the date of grant.  The previous provisions of this Section 6.4 notwithstanding, each Incentive Stock Option shall expire no later than at the close of business on the date preceding the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to an employee who, on the date of execution of the Option Agreement owns more than ten percent (10%) of the total combined voting power of all series of Stock then outstanding, shall expire no later than the close of business on the date preceding the fifth (5th) anniversary of the date of grant.

6.5) Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.  All Options within a single grant need not be exercised at one time.

6.6) Manner of Exercise of Options.  An Option may be exercised in whole or in part, at such time or times, and with such rights with respect to such Shares of Stock, as provided in the applicable Option agreement.  An Option shall be exercisable only by:  (i) written notice to the Company of intent to exercise the Option with respect to a specified number of Shares of Stock; (ii) tendering to the Company the original Option agreement (or a replacement Option agreement satisfactory to the Committee); and (iii) payment to the Company of the exercise price for the number of Shares of Stock with respect to which the Option is then exercised.  Except as set forth in the next sentence, payment of the exercise price may be made in any of the following manners:

(a) cash, including certified check, bank draft or postal or express money order;

(b) personal check (provided that if payment of the exercise price is made by personal check and such personal check is not timely paid by the drawer’s bank, such payment shall be deemed not to have been made and any Shares issued upon such exercise shall be deemed void and never issued);

(c) by surrender for cancellation of Shares of Stock which:

(1)	were acquired by the Participant (or person exercising the Option) other than by exercise of an Option;

(2)
were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for at least six months after such exercise; or

(3)
were acquired by the Participant (or person exercising the Option) upon exercise of an Option where the Option Shares being surrendered have been held by the Participant (or person exercising the Option) for six months or less after such exercise but only if the Participant (or person exercising the Option) has obtained prior approval of the specific surrender (such approval to specify at least the date of grant of the Option being exercised, the dates of grant and exercise of the Option pursuant to which Shares to be surrendered were acquired, and the number of Option Shares to be surrendered) by the Committee;

and which have a Fair Market Value equal to the exercise price of the Options being exercised (if the Shares surrendered have a Fair Market Value in excess of the exercise price of the Options being exercised, the Company shall promptly pay to the Participant or person exercising the Option an amount equal to the excess of such Fair Market Value over the exercise price, not to exceed the Fair Market Value of one Share); or

(d) by any other method of payment which the Committee shall approve before, at, or after the date of grant of such Options.

An Option shall be deemed to have been exercised immediately prior to the close of business on the date the Company is in receipt of the original Option agreement, written notice of intent to exercise the Option, and payment for the number of Shares being acquired upon exercise of the Option.  The Participant shall be treated for all purposes as the holder of record of the Option Stock as of the close of business on such date, except where Shares are held for unpaid withholding taxes.  As promptly as practicable on or after such date, the Company shall issue and deliver to the Participant a certificate or certificates for the Option Stock issuable upon such exercise; provided, however, that such delivery shall be deemed effected for all purposes when the Company, or the stock transfer agent for the Company, shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Participant at the address specified in the written notice of exercise.

Notwithstanding the foregoing listing of permissible manners of payment of exercise price, the Committee shall have the right from time to time to cancel, limit or suspend as to any one, some, or all Option(s) and as to any one, some, or all Participants, the right to make payment under any one or more manners of payment (other than the payment by cash, certified check, bank draft or postal or express money order), including other methods of payment previously approved by the Committee under the authority granted in subsection (d) of this Section 6.6.

There shall be no exercise at any one time for fewer than one hundred (100) Shares (or such lesser number of Shares as the Committee may from time to time determine in its discretion) or all of the remaining Shares then purchasable by the Participant or person exercising the Option.

When Shares of Stock are issued pursuant to the exercise of an Option, the fact of such issuance shall be noted on the Option agreement by the Company before the Option agreement is returned.  When all Shares of Stock covered by the Option agreement have been issued, or the Option shall expire, the Option agreement shall be canceled and retained by the Company.

6.7) Restrictions on Stock Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

6.8) Termination Due to Death or Disability.  If a Participant ceases to be an officer, employee or Contractor by reason of death, any of such Participant’s outstanding Options which were not vested and exercisable on his date of death shall immediately become 100% vested, and all of the Participant’s outstanding Options shall be exercisable at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of death, whichever period is shorter.  Options may be exercised by such person or persons as shall have acquired the Participant’s rights under the Option pursuant to Article 10 or, in the absence of an effective beneficiary designation, by will or by the laws of descent and distribution.

         If a Participant ceases to be an officer, employee or Contractor by reason of Disability, any of such Participant’s outstanding Options which were not vested and exercisable on the date the Committee determines that the Participant has incurred a Disability shall immediately become 100% vested, and all of the Participant’s outstanding Options shall be exercisable at any time prior to the expiration date of the Options, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

        Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any Nonqualified Option for a period which does not exceed the Option’s expiration date, if it deems this is in the best interest of the Company.

6.9) Termination for Other Reasons.  If a Participant ceases to be an officer, employee or Contractor for any reason other than death, Disability or for Cause:

        (a) Any of such Participant’s outstanding Nonqualified Options which were then vested and exercisable shall be exercisable at any time prior to the expiration date of such Options, but only within twelve (12) months following the date of his termination as an officer, employee or Contractor, whichever period is shorter, and

(a) Any of such Participant’s outstanding Incentive Stock Options which were then vested and exercisable shall be exercisable at any time prior to the expiration date of such Options, but only within three (3) months following the date of his termination as an officer, employee or Contractor, whichever period is shorter; provided, however, that in the event of the Participant’s death during the three (3) month period following the date of his termination as an officer, employee or Contractor, and prior to the expiration date of such Options, any such Options then vested and unexercised may be exercised within twelve (12) months following the date of termination by the person or persons who shall have acquired the Participant’s rights thereunder pursuant to Article 10 or, in the absence of an effective beneficiary designation, by will or the laws of descent and distribution.

        Any Options not then vested and exercisable shall be forfeited back to the Company.

If the Participant’s position as an officer, employee or Contractor terminates for Cause, all of the Participant’s outstanding Options, whether or not then vested, shall be immediately forfeited back to the Company.

6.10) Nontransferability/Permitted Transfers of Options.  Except as permitted by subsections (b) and (c) below, each Option granted hereunder shall, by its terms, not be transferable by the Participant and shall be, during the Participant’s lifetime, exercisable only by the Participant or Participant’s guardian or legal representative.  Except as permitted by subsections (b) and (c) below, each Option granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.  Upon any attempt to so transfer, assign, pledge, or otherwise dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.

(a) Each Incentive Stock Option granted hereunder shall, by its terms, be transferable only by will or pursuant to the laws of descent and distribution, and shall be, during the Participant’s lifetime, exercisable only by the Participant or his guardian or legal representative.

(b)	Each Nonqualified Stock Option granted hereunder shall, by its terms, be transferable:

(1)
by the Participant to a Participant’s Family Member (or to a trust in which the Participant’s Family Member or Family Members have more than fifty percent (50%) of the beneficial interest) by a bona fide gift or pursuant to a domestic relations order in settlement of marital property rights;

(2)	by will or pursuant to the laws of descent and distribution; or

(3)
as otherwise permitted pursuant to the rules or regulations adopted by the Securities and Exchange Commission (“SEC”) under the Securities Act or the interpretations of such rules and regulations as announced by the SEC from time to time.

Any permitted transfer shall be effective only when accepted by the Company subject to the Company receiving documentation reasonably satisfactory to it of such gift, transfer pursuant to domestic relations order, or transfer pursuant to will or pursuant to the laws descent and distribution.  Upon effectiveness of any permitted transfer, the rights under any Option shall be exercisable only by the permitted transferee or such transferee’s guardian or legal representative.  Except as permitted by this subsection, each Option granted under the Plan and the rights and privileges thereby conferred shall not be further transferred, assigned or pledged in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process.  Upon any attempt to so further transfer, further assign, pledge, or otherwise further dispose of the Option, or of any right or privilege conferred thereby, contrary to the provisions of the Option or the Plan, or upon levy of any attachment or similar process upon such rights and privileges, the Option, and such rights and privileges, shall immediately become null and void.  No permitted transfer shall cause any change in the terms of any Option except the identity of the person(s) entitled to exercise such Option and to receive the common Stock issuable upon exercise of the Option.  Without limiting the generality of the foregoing, any Option shall be subject to termination upon the termination as an officer, employee or Contractor, death or Disability of the Participant to whom the Option was originally granted by the Company without reference to the employment, death or Disability of any permitted transferee.  In the event of any transfer of an Option, the obligations of the Company owed to the Participant shall be owed to the transferee and references in this Plan or in any Option Agreement to the Participant shall, unless the context otherwise requires, refer to the transferee.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1) Grant of Stock Appreciation Rights.  Subject to the terms and provisions of the Plan, Stock Appreciation Rights may be granted to Participants, at the discretion of the Committee, exercisable in any of the following forms as designated by the Committee at the time of grant:

(a) in lieu of Options;

(b) in addition to Options;

(c) independent of Options; or

(d) in any combination of (a), (b), or (c).

The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.  The Committee may specify the period of time over which vesting shall occur, and may in its discretion further provide for the acceleration of vesting upon the attainment of such goals as the Committee may determine in its discretion.  The exercise price of a SAR shall not, however, be less than the Fair Market Value of a share of Stock on the date of grant.

7.2) Stock Appreciation Rights Agreement.  Each grant of a SAR, and the terms and conditions governing the exercise of the SAR, shall be evidenced by a SAR agreement.  If not specified by the Committee at the time a SAR is granted, such SAR shall vest at the rate of 25% on each of the first four anniversaries of the date of grant.

Option Stock with respect to which a SAR shall have been exercised may not be subject again to an Award under the Plan.

7.3) Exercise of Stock Appreciation Rights. SARs granted in lieu of Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related Options representing the right to purchase an equivalent number of Shares.  The SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

(a) SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

(b) Subject to Section 7.1, SARs granted independently of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

7.4) Payment of Stock Appreciation Right Amount.  Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

        (a) The difference between:  (i)  the Fair Market Value of a Share on the date of exercise and (ii) the exercise price established by the Committee on the date of grant; by

(b) The number of Shares with respect to which the SAR is exercised.

7.5) Form and Timing of Payment.  Payment to a Participant, upon SAR exercise, will be made in cash or stock, at the discretion of the Committee, as soon as administratively possible after exercise.

7.6) Term of Stock Appreciation Rights.  The term of a SAR granted under the Plan shall be determined by the Committee, but shall not exceed ten (10) years.  If not specified by the Committee at the time of grant, each SAR shall expire at the close of business on the date preceding the tenth (10th) anniversary of the date of grant.

7.7) Termination Due to Death or Disability.  If a Participant ceases to be an officer, employee or Contractor by reason of death, any of such Participant’s outstanding SARs which were not vested and exercisable on his date of death shall immediately become 100% vested, and all of the Participant’s outstanding SARs shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of death, whichever period is shorter.  SARs may be exercised by such person or persons as shall have acquired the Participant’s rights under the SAR pursuant to Article 10 or, in the absence of an effective beneficiary designation, by will or by the laws of descent and distribution.

If a Participant ceases to be an officer, employee or Contractor by reason of Disability, any of such Participant’s outstanding SARs which were not vested and exercisable on the date the Committee determines that the Participant has incurred a Disability shall immediately become 100% vested, and all of the Participant’s outstanding SARs shall be exercisable at any time prior to the expiration date of the SARs, but only within twelve (12) months following the date of Disability as determined by the Committee, whichever period is shorter.

Notwithstanding the foregoing, the Committee may, for any Participant, in its sole discretion, lengthen the exercise period of any SAR for a period which does not exceed the SAR’s expiration date, if it deems this is in the best interest of the Company.

7.8) Termination for Other Reasons.  If  Participant ceases to be an officer, employee or Contractor for any reason other than death, Disability or for Cause, any of such Participant’s outstanding SARs which were then vested and exercisable shall be exercisable at any time prior to the expiration date of such SARs, but only within twelve (12) months following the date of his termination as an officer, employee or Contractor, whichever period is shorter.  Any SARs not then vested and exercisable shall be forfeited back to the Company.

If the Participant’s position as an officer, employee or Contractor shall terminate for Cause, all of the Participant’s outstanding SARs, whether or not then vested, shall be immediately forfeited back to the Company.

7.9) Nontransferability of Stock Appreciation Rights.  No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, and all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

ARTICLE 8.

RESTRICTED STOCK

8.1) Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Participants, in such amounts, with such purchase price (if any) and under such other conditions as it shall determine.  The Committee shall specify the period of time over which the lapse of a Period of Restriction established pursuant to Sections 8.2, 8.3, and 8.4 (i.e., the period of time over which such Shares of Restricted Stock shall vest) shall occur, and may in its discretion further provide for the acceleration of the lapse of a Period of Restriction upon the attainment of such goals as the Committee may determine in its discretion.  Restricted Stock shall at all times for purposes of the Plan be valued at its Fair Market Value without regard to restrictions.  If not specified by the Committee at the time of grant of Restricted Stock, the Period of Restriction shall lapse with respect to 25% of the number of shares of Restricted Stock granted as of each of the first four anniversaries of the date of grant.

8.2) Restricted Stock Agreement.  Each Restricted Stock grant shall be evidenced by a Restricted  Stock agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

8.3) Transferability.  Except as otherwise provided in this Article 8, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction.  Upon any attempt to transfer, assign, pledge, or otherwise dispose of Shares of Restricted Stock, or any right or privilege conferred thereby, contrary to the provisions of the Restricted Stock agreement or the Plan, upon levy of an attachment or similar process upon such rights or privileges, the Shares of Restricted Stock shall immediately become forfeited to the Company.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

8.4) Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, and the Committee may legend certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5) Certificate  Legend.  In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following, or substantially similar, legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in The Shuffle Master, Inc. 2004 Equity Incentive Plan, in the rules and administrative procedures established pursuant to such Plan, and in a Restricted Stock agreement dated __________.  A copy of the Plan, such rules and procedures, and such Restricted Stock agreement may be obtained from the Secretary of Shuffle Master, Inc.”

8.6) Removal of Restrictions.  Except as otherwise provided in this Article 8, Shares of Restricted Stock granted under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Stock certificate.

8.7) Voting  Rights; Shareholder Rights Plan.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, and shall be covered by the provisions of Company’s Shareholder Rights Plan.

8.8) Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held.  If any such dividends or distributions are paid in Shares, those Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were paid.

8.9) Termination Due to Death or Disability.  If a Participant ceases to be an officer, employee or Contractor because of his death or his Disability during a Period of Restriction, any remaining period of the Period of Restriction applicable to the Restricted Stock shall automatically terminate and, except as otherwise provided in Section 8.4, the Shares of Restricted Stock shall thereafter be free of restrictions and be fully transferable.

8.10) Termination for Other Reasons.  If a Participant ceases to be an officer, employee or Contractor for any reason other than for death or Disability during a Period of Restriction, then all Shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company and any amounts paid by the Participant to the Company for the purchase of such Shares shall be returned to the Participant; provided, however, that the Committee, in its sole discretion, may waive or modify the automatic forfeiture of any or all such Shares of Restricted Stock as it deems appropriate.

8.11) Election Under Code Section 83(b).  As a condition to the receipt of Restricted Stock, the Participant shall be deemed to have agreed, and shall confirm such agreement in writing as requested by the Committee, that he will not exercise the election permitted under Code Section 83(b) without informing the Company of his election within ten (10) days of such election.  If a Participant fails to give timely notification to the Company, the Committee may, in its discretion, cause the forfeiture of some portion of the Shares of Restricted Stock with respect to which the election was made.

 ARTICLE 8A.

RESTRICTED STOCK UNITS

8A.1) Awards of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, make awards of Restricted Stock Units under the Plan to Participants in such amounts and subject to such terms and conditions as the Committee shall deem appropriate, provided, however that such terms and conditions do not violate Code Section 409A.

8A.2) Restricted Stock Unit Agreement.  All Awards of Restricted Stock Units made pursuant to this Plan will be evidenced by a Restricted Stock Unit agreement that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan.

8A.3) Terms of Restricted Stock Unit Awards.  Restricted Stock Units shall be subject to such terms and conditions as the Committee may impose, provided, however, that such terms and conditions do not violate Code Section 409A.  These terms and conditions may include restrictions based upon completion of a specified period of service with the Company or upon completion of the performance goals as set out in advance in the Participant's individual Restricted Stock Unit agreement.  The terms of Restricted Stock Units may vary from Participant to Participant and between groups of Participants.  At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate.  At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee if such grantee executes an Election Form that complies with Section 409A at the time of such grant.  If no such election is made, the vested Restricted Stock Unit (or any portion thereof) shall (subject to applicable law) mature and be paid out within thirty (30) days following vesting of the award or any portion thereof.  On the maturity date, the Company shall  transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8A.4) Nontransferability of Restricted Stock Units.  No RSU granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to the maturity date.

8A.5) Dividends and Other Distributions.  At any time prior to the maturity date of a Restricted Stock Unit Award granted hereunder, the holder of such RSU shall be entitled to receive from the Company the equivalent value of dividends or other distributions payable with respect to that number of Shares subject to such RSU.   If any such dividends or other distributions are paid in Shares, a Participant’s RSU shall be adjusted to reflect such dividend or distribution with any additional RSUs being subject to the same terms and conditions as the underlying RSU.

ARTICLE 9.

CHANGE IN CONTROL

9.1) Acceleration of Vesting; Termination of Period of Restriction.  Notwithstanding any requirements for vesting, time of exercisability or Period of Restriction of any Award as set forth in any Award agreement or as otherwise determined by the Committee, any Award granted under this Plan, to the extent not already terminated, shall become vested and immediately exercisable, and any Period of Restriction shall terminate, upon a Change in Control.

9.2) No Limitation on Exercise Period.  Nothing in Section 9.1 shall limit or shorten the period during which any Option or SAR is exercisable.  If an Option or SAR provides for exercisability during a limited period after a contingency is satisfied, and the initial exercisability of the Option or SAR is accelerated by means of Section 9.1, the expiration of such Option or SAR shall be delayed until the contingency has been satisfied and the Option or SAR shall thereafter remain exercisable for the balance of the period initially contemplated by the grant.  (For example, if an Option or SAR is granted providing that it shall be exercisable for a period of twelve (12) months after a triggering event, and such Option or SAR is subject to the provisions of Section 9.1 providing that it shall become immediately exercisable, it shall thereafter remain exercisable until such triggering event has occurred and twelve (12) months has passed.)

9.3) No Extension of Exercise Period.  Any acceleration or extension of exercisability pursuant to Section 9.1 shall not extend such exercisability beyond the expiration or maximum term set forth in the Award agreement.

9.4) Limitation on Payments.  Notwithstanding anything in this Article 9 to the contrary, if the Company is then subject to the provisions of Code Section 280G, and if the acceleration of the vesting of an Option, SAR or RSU, the termination of a Period of Restriction or the payment of cash in exchange for all or part of an Option or SAR (which acceleration or payment could be deemed a "payment" within the meaning of Code Section 280G(b)(2)), together with any other payments which the Participant has the right to receive from the Company or any company that is a member of an "affiliated group" (as defined in Code Section 1504(a) without regard to Code Section 1504(b)) of which the Company is a member, would constitute a "parachute payment" (as defined in Code Section 280G(b)(2)), then the payments to the Participant shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Code Section 4999 (with payments scheduled later in time being reduced first, and those scheduled earlier in time being reduced last); provided, however, that if such Participant is subject to a separate agreement with the Company or a Subsidiary which specifically provides that payments attributable to one or more forms of employee stock incentives or to payments made in lieu of employee stock incentives will not reduce any other payments under such agreement, even if it would constitute an excess parachute payment, then the limitations of this Section 9.4 will, to that extent, not apply.

ARTICLE 10.

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant’s death shall be paid pursuant to the Participant’s will or by the laws of descent and distribution.

ARTICLE 11.

RIGHTS OF PARTICIPANTS

11.1) Participation.  No officer, employee or Contractor shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

11.2) No Implied Rights.  Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and provisions of the Plan.  Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

11.3) No Right to Company Assets.  Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder.  Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary.  The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries.  Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable subsidiary shall be sufficient to pay any benefit to any person.

ARTICLE 12.

AMENDMENT, MODIFICATION, AND TERMINATION

12.1) Amendment, Modification, and Termination.  This Plan shall terminate at such time as the Board of Directors may determine; provided, however, that no Award may be granted under the Plan after the tenth anniversary of its effective date.  Any termination shall not affect any Awards then outstanding under the Plan.  At any time and from time to time, the Board may amend or modify the Plan.  If the approval of the shareholders of the Company is required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported (such as Nasdaq), or by any regulatory body having jurisdiction with respect hereto, no amendment or modification which:

(a) increases the total amount of Stock which may be issued under this Plan, except as provided in Section 4.3; or

(b) changes the class of Persons eligible to participate in the Plan;

(c) materially increases the cost of the Plan or materially increase the benefits to Participants;

(d) extends the maximum period after the date of grant during which Options or Stock Appreciation Rights may be exercised; or

(e) re-prices any previously granted Award by lowering the exercise price or canceling any previously granted Options or Stock Appreciation Rights with a subsequent replacement or re-grant of a new award of the same or different type or a payment in cash at a time when the exercise price of the applicable Option or Stock Appreciation Rights exceeds the Fair Market Value of the underlying Shares, except as provided in Section 4.3;

shall be effective prior to the date that such amendment or modification has been approved by both the Board and the shareholders of the Company.

12.2) Awards Previously Granted.  No termination, amendment or modification of the Plan shall, other than pursuant to Section 4.3 hereof, in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.  Except as required pursuant to Section 4.3, no previously granted Option shall be re-priced by lowering the exercise price thereof, nor shall a previously granted Option be cancelled with a subsequent replacement or re-grant of that same Option with a lower exercise price, without prior approval of the shareholders of the Company.

ARTICLE 13.

GOVERNMENT REGULATION AND REGISTRATION OF SHARES

13.1) General.  The Plan, and the grant and exercise of Awards hereunder, and the Company’s obligations under Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to the approvals of any regulatory or governmental agency as may be required.

13.2) Compliance as an SEC Registrant.  The obligations of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including without limitation, the Securities and Exchange Commission, and the rules and regulations of any securities exchange or association on which the Company’s common stock may be listed or quoted.  For so long as the common stock of the Company is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (a) to maintain a registration statement in effect under the Securities Act with respect to all Shares of the applicable class or series of Stock that may be issued to Participants under the Plan and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

ARTICLE 14.

SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 15.

MISCELLANEOUS

15.1) Rights as Shareholder.  A Participant granted a SAR or RSU under the Plan shall not by reason thereof have any rights of a shareholder of the Company, and a Participant granted an Option under the Plan shall not by reason thereof have any right of a shareholder of the Company with respect to the Shares covered by such Option until the exercise of such Option is effective.

15.2) No Obligation to Exercise Option or SAR; Maintenance of Relationship.  The granting of an Option or SAR shall impose no obligation upon the Participant to exercise such Option or SAR. Nothing in the Plan or in any Award agreement entered into pursuant hereto shall be construed to confer upon a Participant any right to employment, service as a consultant, consultant or as a member of the Company's Board of Directors or interfere in any way with the right of the Company to terminate his or her relationship with the Company at any time.

15.3) Withholding Taxes.  Whenever, under the Plan, Shares are to be issued in connection with an RSU or upon exercise of the Options granted hereunder and prior to the delivery of any certificate or certificates for said shares by the Company, and whenever a Period of Restriction lapses with respect to Restricted Stock, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal and state withholding or other taxes resulting therefrom. In the event that withholding taxes are not paid by the date of exercise of an Option, the maturity of an RSU or the lapse of a Period of Restriction, to the extent permitted by law, the Company shall have the right, but not the obligation, to cause such withholding taxes to be satisfied by reducing the number of Shares deliverable upon the exercise of the Option, by forfeiting Shares of Restricted Stock, or by offsetting such withholding taxes against amounts otherwise due from the Company to the Participant as director's fee or otherwise. If withholding taxes are paid by reduction of the number of Shares deliverable to Participant or the forfeiture of Shares of Restricted Stock, such Shares shall be valued at the Fair Market Value as of the business day preceding the date of exercise of the Option or the lapse of the Period of Restriction.

15.4) Purchase for Investment; Rights of Holder on Subsequent Registration.  Unless the Shares to be issued upon exercise of an Option or granted as Restricted Stock have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any such Shares unless the Participant shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he is acquiring the Shares to be issued to him for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if Shares are issued without such registration a legend to this effect may be endorsed on the securities so issued and a “stop transfer” restriction may be placed in the stock transfer records of the Company.  In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act or other applicable statutes any such Shares, or to qualify any such Shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense and may require from each participant such information in writing for use in any registration statement, prospectus, preliminary prospectus, or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages, and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which they were made.

15.5) Modification of Outstanding Awards.  The Committee may accelerate the exercisability of an outstanding Option or SAR, or reduce the Period of Restriction of outstanding Restricted Stock, and may authorize modification of any outstanding Award with the consent of the Participant when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan; provided however, that except as provided in Section 4.3 hereof, no previously granted Option or SAR will be repriced by lowering the exercise price thereof, nor will a previously granted Option or SAR be cancelled with a subsequent replacement or regrant of a new award of the same or different type or a payment in cash at a time when the exercise price of the applicable Option or SAR exceeds the Fair Market Value of the underlying Shares, without the prior approval of the shareholders of the Company, and further provided that such modifications may only be taken to the extent permitted by Code Section 409A.

15.6) Liquidation.  Upon the complete liquidation of the Company, any unexercised Options or SARs theretofore granted under this Plan shall be deemed canceled, except as otherwise provided in Section 4.3 in connection with a merger, consolidation or reorganization of the Company.

15.7) Restrictions on Issuance of Shares.  Notwithstanding provisions of this Plan to the contrary, the Company may delay the issuance of Shares covered by the exercise of any Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

(a) The Shares with respect to which the Option has been exercised are at the time of the issue of such Shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

(b) A no-action letter in respect of the issuance of such Shares shall have been obtained by the Company from the Securities and Exchange Commission and any applicable state securities commissioner; or

(c) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration under applicable federal and state securities acts as now in force or hereafter amended.  It is intended that all exercise of Options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of Shares in respect of which any Option may be exercised.

15.8) Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being "permitted" under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A.  Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A.  For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a "key employee" as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).  Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

ARTICLE 16.

REQUIREMENTS OF LAW

16.1) Requirements of Law.  The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.2) Governing Law.  The Plan, and all agreements hereunder, to the extent not covered by Federal law, shall be construed in accordance with and governed by the laws of the State of Minnesota without giving effect to the principles of the conflicts of laws.

SHUFFLE MASTER, INC. 1106 PALMS AIRPORT DRIVE LAS VEGAS, NEVADA 89119
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SHUFFLE MASTER, INC. The Board of Directors Recommends a Vote FOR Items 1, 2 and 3: Vote On Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of seven (7) directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected:
Nominees: 01 Garry W. Saunders 05 William Warner 02 Louis Castle 06 Khatchig Zaven "Chris" Philibbosian 03 Phillip C. Peckman 07 Timothy J. Parrott 04 John R. Bailey

Vote On Proposals					For	Against	Abstain

2.		Approval of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as amended and restated on January 28, 2009).			☐	☐	☐

3.		Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant for the Company for the 2009 fiscal year.			☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) on the proxy. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

SHUFFLE MASTER, INC.

ANNUAL MEETING OF SHAREHOLDERS
MARCH 18, 2009
10:00 a.m. Pacific Daylight Time
1106 Palms Airport Drive
Las Vegas, Nevada 89119

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2008 Annual Report are available at www.proxyvote.com.

SHUFM2

SHUFFLE MASTER, INC. 1106 Palms Airport Drive
Las Vegas, Nevada 89119	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 18, 2009.

The shares will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1, Item 2 and Item 3.

By signing the proxy, you revoke all prior proxies and appoint Mark L. Yoseloff and Jerome R. Smith, or either of them, as your proxies, with full power of substitution, to vote the shares you held on January 26, 2009, on the matters shown on the reverse side and any other matters which may come before the Annual Meeting or any continuation, postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3.

In their discretion, the appointed proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any continuation, postponement or adjournment thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) See reverse side for voting instructions.